UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )
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ASSOCIATED ESTATES REALTY CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)
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ASSOCIATED ESTATES REALTY CORPORATION
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To our Shareholders:
      The 2005 annual meeting of shareholders of Associated Estates Realty Corporation will be held at The Forum, One Cleveland Center, 1375 E. Ninth St., Cleveland, Ohio 44114, on Wednesday, May 4, 2005, at 10:00 a.m., local time, for the following purposes:

1.	To elect seven directors, each to hold office for a one-year term and until his successor has been duly elected and qualified;

2.	To vote on a proposal to approve the Associated Estates Realty Corporation Amended and Restated 2001 Equity-Based Award Plan; and

3.	To transact all other business that properly comes before the meeting.
      Only shareholders of record at the close of business on March 18, 2005, will be entitled to notice of and to vote at the meeting or any adjournment thereof. Shareholders are urged to complete, date and sign the enclosed proxy card and return it in the enclosed envelope. The principal address of Associated Estates Realty Corporation is 5025 Swetland Court, Richmond Heights, Ohio 44143.

By order of the Board of Directors,

Martin A. Fishman
Secretary
Dated: March 28, 2005
YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD.

ASSOCIATED ESTATES REALTY CORPORATION
5025 Swetland Court
Richmond Heights, Ohio 44143
PROXY STATEMENT
      Our Board of Directors is sending you this proxy statement to ask for your vote as a shareholder of Associated Estates Realty Corporation on certain matters to be voted on at the upcoming annual meeting of shareholders which will be held at The Forum, One Cleveland Center, 1375 E. Ninth St., Cleveland, Ohio 44114, on Wednesday, May 4, 2005, at 10:00 a.m., local time. We are mailing this proxy statement and the accompanying notice and proxy, along with our Annual Report to Shareholders, on or about March 28, 2005.
ABOUT THE MEETING
What Is the Purpose of the Annual Meeting?
      At the Company’s annual meeting, shareholders will act upon matters outlined in the accompanying notice of meeting, including the election of seven directors and to vote on a proposal to approve the Company’s Amended and Restated 2001 Equity-Based Award Plan. We are not aware of any other matter that will be presented for your vote at the meeting.
Who Is Entitled to Vote?
      Only shareholders of record at the close of business on the record date, March 18, 2005, are entitled to receive notice of and to vote the common shares that they held on the record date at the meeting, or any postponement or adjournment of the meeting. Each outstanding common share entitles its holder to cast one vote on each matter to be voted on. As of the record date, the Company had outstanding 19,713,598 common shares.
Who Can Attend the Meeting?
      Only shareholders as of the record date, or their duly appointed proxies, may attend the meeting. Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), your name does not appear in the Company’s records, and you will need to bring a copy of your brokerage statement reflecting your ownership of common shares as of the record date.
When and Where Is the Meeting?
      The meeting will be held at The Forum, One Cleveland Center, 1375 E. Ninth St., Cleveland, Ohio 44114, on Wednesday, May 4, 2005, at 10:00 a.m., local time. Parking is available at One Cleveland Center. You can enter the parking garage from both St. Clair Ave. and Rockwell Ave. There will be a fee of approximately $9.00 charged for parking in that garage. If that garage is full, there are other parking facilities within walking distance of One Cleveland Center.
What Constitutes a Quorum?
      The presence at the annual meeting, either in person or by proxy, of the holders of a majority of the common shares outstanding on the record date will represent a quorum, permitting the conduct of business at the meeting.

      Proxies received by the Company but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for purposes of establishing a quorum.
What Vote Is Required for the Election of Directors?
      Assuming a quorum is represented, the seven director nominees who receive the greatest number of affirmative votes will be elected directors. Abstentions and broker non-votes will not count for or against any nominee for director.
What Vote Is Required for the Associated Estates Realty Corporation Amended and Restated 2001 Equity-Based Award Plan?
      Assuming a quorum is represented, the affirmative vote of a majority of the votes cast is required for the approval of the Associated Estates Realty Corporation Amended and Restated 2001 Equity-Based Award Plan. If you abstain from voting on this proposal it will have the same effect as a vote “against” this proposal. Broker non-votes will not be treated as voting on the proposal and, therefore, will not count for or against this proposal.
How Do I Vote?
      If you sign, date and return the enclosed proxy card, the common shares represented by your proxy will be voted as you specify in the proxy. If you return a signed and dated proxy, but do not make any such specification, the common shares represented by your proxy will be voted to elect the directors set forth under the caption “ELECTION OF DIRECTORS” and in favor of Proposal Two.
      You may revoke or change your vote at any time before your proxy has been exercised by filing a written notice of revocation or a duly executed proxy bearing a later date with the Company at the Company’s principal address indicated on the attached Notice of Annual Meeting, or by giving notice of revocation to the Company in open meeting. However, your presence at the annual meeting alone will not be sufficient to revoke your previously granted proxy.
How Will the Proxy Solicitation Be Conducted?
      This solicitation of proxies is made by and on behalf of the Board of Directors. The cost of the solicitation of your proxy will be borne by the Company. In addition to solicitation of proxies by mail and electronically, officers and regular employees of the Company may solicit proxies in person, by telephone or facsimile. These officers and employees will not receive any additional compensation for their participation in the solicitation. The Company has also retained Georgeson Shareholder Communications Inc. at an estimated cost of $6,500, plus reimbursement of expenses, to assist in the solicitation of proxies.
PROPOSAL ONE: ELECTION OF DIRECTORS
      At the annual meeting, unless you specify otherwise, the common shares represented by your proxy will be voted to re-elect Messrs. Adams, Delaney, Friedman, Milstein, Mosier and Schwarz and to elect for the first time Mr. Gibbons. Each director elected will serve until the next annual meeting and until his successor is elected and qualified.
      If for any reason any of the nominees is not a candidate at the time of the election (which is not expected), the common shares represented by your proxy will be voted for the election of a substitute nominee designated by the Board of Directors as recommended by the Nominating and Corporate Governance Committee.

      The following table contains information with respect to each nominee:
Nominees for Election at the Annual Meeting

			Director
Name	Age	Principal Occupation	Since

Albert T. Adams	54	Partner, Baker & Hostetler LLP	1996
James M. Delaney	70	Consultant	1999
Jeffrey I. Friedman	53	Chairman of the Board, President and	1993
		Chief Executive Officer of the Company
Michael E. Gibbons	52	Senior Managing Director,	2004	(1)
		Brown Gibbons Lang & Company L.P.
Mark L. Milstein	42	Project Manager for J. Holden Construction	1993
Frank E. Mosier	74	Retired	1993
Richard T. Schwarz	53	Partner, Sycamore Partners LLC	1994

(1)	Mr. Gibbons has served as a member of the Board of Directors pursuant to appointment by the Board to fill the vacancy created upon the retirement of Gerald C. McDonough in October of 2004.
BUSINESS EXPERIENCE OF DIRECTORS
      Albert T. Adams has been a partner of the law firm of Baker & Hostetler LLP in Cleveland, Ohio, since 1984, and has been associated with the firm since 1977. Mr. Adams is a director of Boykin Lodging Company, a real estate investment trust.
      James M. Delaney has served as a consultant to AON Risk Services, a risk management firm, since 1997. Mr. Delaney served as office managing partner of Deloitte & Touche, Cleveland, Ohio, from 1989 until his retirement in June 1997, having joined its predecessor firm in 1958.
      Jeffrey I. Friedman has been Chairman of the Board and Chief Executive Officer of the Company since its organization in July 1993, and served as the Company’s President from the Company’s organization to February 2000 and again since December 2002. Mr. Friedman joined the Company’s predecessor, Associated Estates Corporation, an owner and manager of multifamily residential apartment facilities, in 1974. Mr. Friedman is the brother-in-law of Mark L. Milstein.
      Mr. Gibbons has been the Senior Managing Director and Principal of Brown Gibbons Lang & Company L.P., a Cleveland-based investment banking firm, since its inception in 1989. Mr. Gibbons is a member of the Board of Directors of Lesco, Inc. and is Chairman of Lesco’s Finance and Audit Committees.
      Mark L. Milstein has been a project manager for J. Holden Construction, a construction company, since 1999. Mr. Milstein was President of Adam Construction Company, a general contractor, from 1993 to 1999 and a Senior Project Manager for Adam Construction Company from 1988 to 1993. Mr. Milstein is the brother-in-law of Jeffrey I. Friedman.
      Frank E. Mosier served as Vice Chairman of the Advisory Board of BP America Inc., a producer and refiner of petroleum products, from 1991 to 1993. Mr. Mosier was Vice Chairman of BP America Inc. from 1988 until his retirement in 1991 and President and Chief Operating Officer of BP America Inc. from 1986 to 1988.
      Richard T. Schwarz has been a partner in Sycamore Partners LLC, a private investment firm focused on investments in specialty chemical companies, since 1997. Mr. Schwarz was President and Chairman of Carbinol Industries, an investment company, from September 1997 to January 1998 and was President of Laurel Industries, Inc., a privately held chemical manufacturer and a subsidiary of Occidental Petroleum Corporation, from September 1996 to September 1997.

How Often Did the Board Meet During 2004?
      The Board of Directors held six meetings in 2004. In 2004, each member of the Board of Directors attended at least 75 percent of the meetings of the Board of Directors and the committees of which he was a member. The Company has established a formal policy requiring director attendance at all Board meetings, absent unusual circumstances. The Company expects its directors to attend the annual meeting of shareholders (which is usually held the same day as a meeting of the Board of Directors), and all of the Company’s directors serving at the time attended the 2004 annual meeting of shareholders.
How Are Directors Compensated?
      Employees of the Company who are also directors are not paid any director fees. In 2004, compensation for non-employee directors included the following:

•	An annual retainer fee of $30,000, paid on a quarterly basis;

•	An additional annual retainer fee of $5,000, paid on a quarterly basis, to the respective Chairs of the Audit, Executive Compensation, Finance and Planning and the Nominating and Corporate Governance Committees; and

•	Reimbursement of expenses related to attending Board and committee meetings.
      Non-employee directors are also eligible for restricted share grants and option grants, which may be awarded from time to time by the Board of Directors. Messrs. Adams, Delaney, Milstein, Mosier and Schwarz received restricted share grants of 3,000 shares on May 5, 2004, and Mr. Gibbons received a restricted share grant of 1,395 shares on December 8, 2004.
      Non-employee directors may defer all or a portion of their fees (and restricted share grants) under the Company’s Directors’ Deferred Compensation Plan. The plan is unfunded, and participants’ contributions are converted to units, which fluctuate in value according to the market value of the Company’s common shares. As of December 31, 2004, Mr. Adams held 42,080.7 units, Mr. Delaney held 20,929.9, Mr. Gibbons held 1,395.0 units and Mr. Schwarz held 24,590.1 units under the plan valued at approximately $430,065, $213,904, $14,257 and $251,311, respectively.
      In 2002, the Company adopted share ownership guidelines for members of the Board. The guidelines provide that each director own Company common shares or common share equivalents having a value at least equal to approximately one times such director’s annual retainer (including committee retainers) and that once achieved such guidelines shall be deemed to have been satisfied without regard to any fluctuation in value in the Company’s common shares. All directors of the Board have met this ownership guideline, other than Mr. Gibbons who joined the Board in October of 2004.
PROPOSAL TWO: TO APPROVE THE ASSOCIATED ESTATES
REALTY CORPORATION AMENDED AND RESTATED 2001 EQUITY-BASED AWARD PLAN
General
      The Associated Estates Realty Corporation Amended and Restated 2001 Equity-Based Award Plan (the “Amended and Restated Equity-Based Award Plan”) was adopted by the Company’s Board of Directors on February 23, 2005, subject to approval by the Company’s shareholders. The description herein is a summary of the Amended and Restated Equity-Based Award Plan and is subject to and qualified by the complete text of the Amended and Restated Equity-Based Award Plan, which is included as Appendix 1. The Company adopted the 2001 Equity Incentive Plan in December of 2000. Shareholder approval of the plan was not required under New York Stock Exchange (“NYSE”) listing standards in effect at that time or for any other reason. Because of amendments to the NYSE listing standards and to allow greater flexibility in granting awards under the plan, the Company has amended and restated the plan and is seeking shareholder approval.
      Shareholder approval is being sought in order that (i) the shares reserved for issuance under the Amended and Restated Equity-Based Award Plan may be listed on the NYSE pursuant to the rules of the exchange, (ii) the Company may grant options that qualify as incentive stock options under the Internal Revenue Code of 1986, as amended (the “Code”), and (iii) compensation attributable to equity-based awards will qualify as performance-based compensation, which would exempt such grants from the limits on the deductibility contained in the Omnibus Budget Reconciliation Act of 1993 (the “Act”) for federal income tax purposes of certain corporate payments to executive officers. If the Amended and Restated Equity-Based Award Plan is not approved by the shareholders, the 2001 Equity Incentive Plan will remain in place until its original expiration date of December 8, 2010.
      The Amended and Restated Equity-Based Award Plan is being submitted to the Company’s shareholders, in part, pursuant to the requirements of the Act. The Act amended the Code to limit to $1 million per year the deduction allowed for federal income tax purposes for compensation paid to the Chief Executive Officer and the four other most highly compensated executive officers of a public company (the “Deduction Limit”). The Deduction Limit, which was effective beginning in 1994, applies to compensation that does not qualify for any of the limited number of exceptions provided for in the Act (the “Non-Qualified Compensation”). Under the Act, the Deduction Limit does not apply to compensation paid under a plan that meets certain requirements for “performance-based compensation.” Compensation attributable to a stock option is deemed to satisfy the requirement that compensation be paid on account of the attainment of one or more performance goals, if (i) the grant is made by a committee of directors, which meets certain criteria, (ii) the plan under which the option is granted states a maximum number of options that may be granted to any individual during a specified period of time, and (iii) the amount of compensation the individual could receive is based solely on the increase in the value of the common shares after the date of grant. It is the Company’s intent to structure the Amended and Restated Equity-Based Award Plan to satisfy the requirements for the performance-based compensation exception to the Deduction Limit and, thus, to preserve the full deductibility of all compensation paid thereunder to the extent practicable. As a consequence, the Board of Directors has directed that the Amended and Restated Equity-Based Award Plan, as it applies to participants, be submitted to the Company’s shareholders for approval in accordance with the requirements for the performance-based compensation exception to the Deduction Limit.
      The Amended and Restated Equity-Based Award Plan provides for the grant to officers, other employees and directors of the Company, its subsidiaries and affiliates, of options to purchase common shares of the Company (the “Stock Options”), rights to receive the appreciation in value of common shares (the “Share Appreciation Rights”), awards of common shares subject to vesting and restrictions on transfer (the “Restricted Shares”), awards of common shares issuable in the future upon satisfaction of certain conditions (the “Deferred Shares”) and other awards based on common shares (the “Other Share-Based Awards”). Stock Options, Share Appreciation Rights, Restricted Shares, Deferred Shares and Other Share-Based Awards are collectively referred to herein as “Awards.”
      Under the terms of the original 2001 Equity Incentive Plan, 1,500,000 common shares were available for Awards. As of March 18, 2005, Awards covering 982,643 common shares have been made leaving 517,357 common shares available for future awards. The Company is seeking approval to increase the number of common shares available for Awards by 750,000 common shares. Therefore, the maximum number of common shares available for future Awards under the Amended and Restated Equity-Based Award Plan, if approved, is 1,267,357, which is approximately 6% of the 19,713,598 common shares outstanding as of March 18, 2005. The aggregate number of common shares subject to past and future awards under the plan, if approved, will be 2,250,000. If the Amended and Restated Equity-Based Award Plan is not approved by the shareholders, then 517,357 common shares will remain reserved for issuance under the 2001 Equity Incentive Plan. No participant may receive Stock Options or Share Appreciation Rights with respect to more than 125,000 common shares during any calendar year (the “Individual Limit”), subject to adjustment as described below. In addition, in connection with the commencement of employment, a participant may be granted Stock Options or Share Appreciation Rights with respect to no more than 100,000 common shares, which will not count against the Individual Limit.

      The following table sets forth certain information regarding the Company’s equity compensation plans as of December 31, 2004:

			Number of Securities
			Remaining Available for
			Future Issuance Under
	Number of Securities	Weighted Average	Equity Compensation
	to be Issued Upon	Exercise Price of	Plans [Excluding
	Exercise of	Outstanding	Securities Reflected in the
Plan Category	Outstanding Options	Options	First Column]

Equity compensation plans approved by security holders	1,092,249	$14.46	209,674
Equity compensation plans not approved by security holders	893,750	$9.36	557,909

Total	1,985,999		767,583

      As of March 18, 2005, the Company had an aggregate of 1,899,149 options outstanding under the Company’s equity-based award plans with a weighted average exercise price of $12.19 per option and a weighted average term to expiration of 5.43 years. The closing price of the common shares on the NYSE on March 18, 2005 was $9.95. At that time, the aggregate market value of the 1,267,357 common shares that would be available for grant under the Amended and Restated Equity-Based Award Plan, if approved, was $12,610,202.
      The purpose of the Amended and Restated Equity-Based Award Plan is to enable the Company to attract, retain and reward employees and directors of the Company and strengthen the mutuality of interests of employees, directors and the Company’s shareholders by offering such employees and directors equity-based incentives. In addition, equity-based awards are part of the total compensation package provided to employees at all levels of management within the Company. The Company’s philosophy is to provide opportunities for ownership deep into the management levels of the Company and to have a portion of each manager’s incentive potential payable in equity-based awards. The opportunity to earn equity-based awards is performance driven. In 2004, seven directors and approximately 150 managers received equity-based awards from the Company.
      The Amended and Restated Equity-Based Award Plan is administered by the Executive Compensation Committee of the Company’s Board of Directors (the “Committee”). The Committee consists of three Board Members, all of whom are “outside directors” (within the meaning set forth in Section 162(m) of the Code) and independent under the NYSE’s listing standards and the Company’s Corporate Governance Guidelines.
      The Committee has full power to interpret and administer the Amended and Restated Equity-Based Award Plan and full authority to select participants to whom Awards will be granted and to determine the type and amount of Awards to be granted to each participant, the terms and conditions of Awards granted and the terms and conditions of the agreements evidencing Awards to be entered into with participants. As to the selection and grant of Awards to participants who are not subject to Section 16(b) of the Securities and Exchange Act of 1934, the Committee may delegate its responsibilities to members of the Company’s management consistent with applicable law. The Amended and Restated Equity-Based Award Plan does not provide for “reload” options or option repricing.
      Subject to any shareholder approval requirement of the NYSE or applicable law, the Committee has the authority to adopt, alter and repeal such rules, guidelines and practices governing the Amended and Restated Equity-Based Award Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Amended and Restated Equity-Based Award Plan and any Award issued under the Amended and Restated Equity-Based Award Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Amended and Restated Equity-Based Award Plan. The Board, the Committee, and anyone to whom the Committee delegates authority to administer the plan, will be indemnified to the extent permitted by law for any action taken or failure to act in connection with the plan.

Terms of Stock Options
      The Committee may grant Stock Options that either (i) qualify as incentive stock options (the “Incentive Stock Options”) under Section 422A of the Code, (ii) do not qualify (the “Non-Qualified Stock Options”) or (iii) both. To qualify as an Incentive Stock Option, an option must meet certain requirements set forth in the Code. Options will be evidenced by the execution of a Stock Option Agreement in the form approved by the Committee.
      The option price per common share under a Stock Option will be determined by the Committee at the time of grant and will be not less than 100% of the fair market value of the common shares at the date of grant, or with respect to Incentive Stock Options, 110% of the fair market value of the common shares at the date of grant in the case of a participant who, at the date of grant, owns shares possessing more than 10% of the total combined voting power of all classes of stock of the Company. Once granted, the option price may not be amended, or “repriced.”
      The term of each Stock Option will be determined by the Committee and may not exceed ten years from the date the option is granted or, with respect to Incentive Stock Options, five years in the case of a participant who, at the date of grant, owns shares possessing more than 10% of the total combined voting power of all classes of stock of the Company.
      The Committee will determine the time or times at which and the conditions under which each Stock Option may be exercised. Generally, options will not be exercisable prior to six months following the date of grant. No Stock Options are transferable by the participant other than (i) by will or by the laws of descent and distribution; or (ii) pursuant to a qualified domestic order. If permitted by the applicable Stock Option agreement, a participant may transfer Stock Options, other than Incentive Stock Options, during the participant’s lifetime (i) to one or more members of the participant’s family, to one or more trusts for the benefit of one or more members of the participant’s family or to a partnership or partnerships of members of the participant’s family, or (ii) to charitable organizations.
      If a participant’s employment by the Company terminates by reason of disability or death, a Stock Option becomes immediately and automatically vested and exercisable and may be exercised for a period of two years from the time of death or termination due to disability (one year in the case of Incentive Stock Options).
      Unless otherwise determined by the Committee at or after the time of grant, if a participant’s employment by the Company terminates for cause, any unvested Stock Options will be forfeited and terminated immediately and any vested Stock Options may be exercised for a period of 30 days from the time of termination of employment for cause.
      Unless otherwise determined by the Committee at or after the time of grant, if a participant’s employment with the Company terminates for any reason other than death, disability or for cause, all Stock Options shall terminate three months after the date employment terminates.
Terms of Share Appreciation Rights
      The Committee shall determine the participants to whom and the time or times at which grants of Share Appreciation Rights (or SARs) will be made and the other terms and conditions thereof. Any SAR granted under the Amended and Restated Equity-Based Award Plan shall be in such form as the Committee may from time to time approve. In the case of a Non-Qualified Stock Option, a SAR may be granted either at or after the time of the grant of the related Non-Qualified Stock Option. In the case of an Incentive Stock Option, a SAR may be granted in connection with the Incentive Stock Option at the time the Incentive Stock Option is granted and exercised at such times and under such conditions as may be specified by the Committee in the participant’s Stock Option Agreement.
      SARs generally entitle the holder to receive an amount in cash or common shares (as determined by the Committee) equal in value to the excess of the fair market value of a common share on the date of exercise of the SAR over the per share exercise price of the related Stock Option. The Committee may limit the amount that the participant will be entitled to receive upon exercise of any SAR.

      Upon exercise of a SAR and surrender of the related portion of the underlying Stock Option, the related Stock Option is deemed to have been exercised. SARs will be exercisable only to the extent that the Stock Options to which they relate are exercisable; provided that a SAR granted to a participant who is subject to Section 16(b) will not be exercisable at any time prior to six months and one day from the date of grant.
      SARs shall be transferable and exercisable to the same extent and under the same conditions as the underlying Stock Option.
Terms of Awards of Restricted Shares
      The Committee may grant Restricted Share Awards and determine when and to whom such grants will be made, the number of shares to be awarded, the date or dates upon which Restricted Share Awards will vest, the time or times within which such Awards may be subject to forfeiture, and all other terms and conditions of such Awards. The Committee may condition Restricted Share Awards on the attainment of performance goals or such other factors as the Committee may determine.
      Subject to the provisions of Amended and Restated Equity-Based Award Plan and the applicable Restricted Share Award agreement, during a period set by the Committee commencing with the date of the Award (the “Restriction Period”), the participant will not be permitted to sell, transfer, pledge, assign or otherwise encumber such Restricted Shares, except (i) by will or by the laws of descent and distribution, or (ii) pursuant to a qualified domestic order. If permitted by the applicable Restricted Shares agreement, a participant may transfer Restricted Shares during the participant’s lifetime (i) to one or more members of the participant’s family, to one or more trusts for the benefit of one or more members of the participant’s family or to a partnership or partnerships of members of the participant’s family, or (ii) to charitable organizations. The Committee may permit such restrictions to lapse in installments within the Restricted Period or may accelerate or waive such restrictions in whole or in part, based on service, performance or such other factors and criteria as the Committee may determine. Prior to the lapse of the restrictions on the Restricted Shares, the participant will have all rights of a shareholder with respect to the shares, including voting and dividend rights (except that the Committee may permit or require the payment of cash dividends to be deferred and reinvested in additional Restricted Shares or otherwise reinvested), subject to the conditions and restrictions on transferability of such Restricted Shares or such other restrictions as are enumerated specifically in the participant’s Restricted Share Award agreement. The Committee or Board will determine at the time of grant whether share dividends issued with respect to Restricted Shares will be paid in cash, deferred or reinvested as additional Restricted Shares that are subject to the same restrictions and other terms and conditions that apply to the Restricted Shares with respect to which such dividends are issued.
      Unless otherwise determined by the Committee at or after the time of grant, if a participant’s employment by the Company terminates by reason of death or disability, any Restricted Shares held by such participant shall become immediately and automatically vested in full and any restrictions shall lapse.
      Unless otherwise determined by the Committee at or after the time of grant, in the event that employment of a participant who holds Restricted Shares is terminated for any reason other than death or disability, the participant will forfeit such shares that are unvested or subject to restrictions in accordance with the applicable provisions of the Award agreement and in accordance with the terms and conditions established by the Committee.
Terms of Awards of Deferred Shares
      The Committee may grant Awards of Deferred Shares under the Amended and Restated Equity-Based Award Plan, which will be evidenced by an agreement between the Company and the participant. The Committee determines when and to whom Deferred Shares will be awarded, the number of shares to be awarded, and the duration of the period during which, and the conditions under which, receipt of shares will be deferred. The Committee may condition an Award of Deferred Shares on the attainment of specified performance goals or such other factors as the Committee may determine.
      Deferred Shares Awards generally may not be sold, assigned or transferred, except (i) by will or by the laws of descent and distribution, or (ii) pursuant to a qualified domestic order. If permitted by the applicable

Deferred Shares agreement, a participant may transfer Deferred Shares during the participant’s lifetime (i) to one or more members of the participant’s family, to one or more trusts for the benefit of one or more members of the participant’s family or to a partnership or partnerships of members of the participant’s family, or (ii) to charitable organizations. At the expiration of the deferral period, share certificates shall be delivered to the participant in a number equal to the shares covered by the Deferred Shares Award. Amounts equal to any dividends declared during the deferral period with respect to the number of shares covered by a Deferred Shares Award will be paid to the participant currently, or deferred and deemed to be reinvested in additional Deferred Shares, or otherwise reinvested, all as determined by the Committee.
      Unless otherwise determined by the Committee at or after the time of grant, if a participant’s employment by the Company terminates by reason of death or disability, any Deferred Shares held by such participant will become immediately and automatically vested and any restriction shall lapse permitting the participant or the participant’s representative to exercise the award any time until the expiration of the Amended and Restated Equity-Based Award Plan.
      Unless otherwise determined by the Committee at or after the time of grant, if a participant’s employment by the Company is terminated for any reason other than death or disability, the Deferred Shares which are unvested or subject to restriction will thereupon be forfeited. Any restrictions under a Deferred Shares Award may be accelerated or waived by the Committee at any time.
Terms of Other Share-Based Awards
      The Committee may grant other Awards of common shares and other Awards, including dividend equivalent rights, that are valued in whole or in part by reference to, or are otherwise based on, common shares (including, without limitation, performance shares, convertible preferred shares, convertible debentures, exchangeable securities and common share Awards or options valued by reference to book value or subsidiary performance). Other Share-Based Awards may be granted either alone, in addition to or in tandem with other Awards granted under Amended and Restated Equity-Based Award Plan or cash awards made outside the Amended and Restated Equity-Based Award Plan.
      Generally, common shares awarded pursuant to Other Share-Based Awards may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period or requirement is satisfied or lapses. In addition, the recipient of such an Award will usually be entitled to receive, currently or on a deferred basis, interest or dividends or interest or dividend equivalents with respect to the number of shares covered by the Award, as determined at the time of the Award by the Committee, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional common shares or otherwise reinvested. Common shares covered by any such Award shall vest or be forfeited to the extent so provided in the Award agreement, as determined by the Committee. In the event of the participant’s disability, death or termination without cause, Other Share-Based Awards will become immediately and automatically vested and any restriction shall lapse, permitting the participant or the participant’s representative to exercise the award at any time until the expiration of the Amended and Restated Equity-Based Award Plan.
      Each Other Share-Based Award shall be confirmed by, and subject to the terms of, an agreement or other instrument between the Company and the participant. Common shares (including securities convertible into common shares) issued on a bonus basis as Other Share-Based Awards shall be issued for no cash consideration. Common shares (including securities convertible into common shares) purchased pursuant to Other Share-Based Awards shall bear a price at least equal to the fair market value of the common shares on the date of grant.
Change in Control
      Certain acceleration and valuation provisions take effect with respect to Awards upon the occurrence of a Change in Control or a Potential Change in Control (both as defined in the Amended and Restated Equity-Based Award Plan) of the Company.

      In the event of a Change in Control or a Potential Change in Control, any Stock Options, Restricted Shares, Deferred Shares and Other Share-Based Awards awarded under the Amended and Restated Equity-Based Award Plan shall become fully vested and SARs shall become immediately exercisable, on the date of the Change in Control or Potential Change in Control. All outstanding Stock Options, SARs, Restricted Shares, Deferred Shares and Other Share-Based Awards, in each case to the extent vested, will, unless otherwise determined by the Committee at or after grant, but prior to any Change in Control or Potential Change in Control, be cashed out for the Change in Control Price (as defined in the Amended and Restated Equity-Based Award Plan).
Adjustments for Stock Dividends, Mergers, Etc.
      In the event of any merger, reorganization, consolidation, recapitalization, stock split, stock dividend or other change in corporate structure affecting the common shares, the Committee shall make such substitution or adjustment in the aggregate number of shares reserved for issuance under the Amended and Restated Equity-Based Award Plan, in the Individual Limit, in the number and option price of shares subject to outstanding Stock Options, and in the number of shares subject to other outstanding Awards under the Amended and Restated Equity-Based Award Plan as it determines to be appropriate, provided that the number of common shares subject to any Award shall always be a whole number. Any fractional shares will be eliminated.
Termination and Amendment of the Amended and Restated Equity-Based Award Plan
      Awards may be granted under the Amended and Restated Equity-Based Award Plan at any time until and including February 23, 2015, on which date the Amended and Restated Equity-Based Award Plan will expire except as to Awards then outstanding. Awards outstanding at that time will remain in effect until they have been exercised, have expired or have been forfeited.
Federal Tax Consequences
      With respect to Incentive Stock Options, in general, for federal income tax purposes under the present law:

(i)	Neither the grant nor the exercise of an Incentive Stock Option, by itself, results in income to the participant; however, the excess of the fair market value of the common shares at the time of exercise over the option price is includable in alternative minimum taxable income (unless there is a disposition of the common shares acquired upon exercise of the Stock Option in the taxable year of exercise) which may, under certain circumstances, result in an alternative minimum tax liability to the participant.

(ii)	If the common shares acquired upon exercise of an Incentive Stock Option are disposed of in a taxable transaction after the later of two years from the date on which the Incentive Stock Option is granted or one year from the date on which such common shares are transferred to the participant, long-term capital gain or loss will be realized by the participant in an amount equal to the difference between the amount realized by the participant and the participant’s basis which, except as provided in (v) below, is the exercise price.

(iii)	Except as provided in (v) below, if the common shares acquired upon the exercise of an Incentive Stock Option are disposed of within the two-year period from the date of grant or the one-year period after the transfer of the common shares to the participant (a “disqualifying disposition”):

(a)	Ordinary income will be realized by the participant at the time of such disposition in the amount of the excess, if any, of the fair market value of the common shares at the time of such exercise over the option price, but not in an amount exceeding the excess, if any, of the amount realized by the participant over the option price.

(b)	Short-term or long-term capital gain will be realized by the participant at the time of any such taxable disposition in an amount equal to the excess, if any, of the amount realized over the fair market value of the common shares at the time of such exercise.

(c)	Short-term or long-term capital loss will be realized by the participant at the time of any such taxable disposition in an amount equal to the excess, if any, of the option price over the amount realized.

(iv)	No deduction will be allowed to the Company with respect to Incentive Stock Options granted or common shares transferred upon exercise thereof, except that if a disposition is made by the participant within the two-year period or the one-year period referred to above, the Company will be entitled to a deduction in the taxable year in which the disposition occurred in an amount equal to the amount of ordinary income realized by the participant making the disposition.

(v)	With respect to the exercise of an Incentive Stock Option and the payment of the option price by the delivery of common shares, to the extent that the number of common shares received does not exceed the number of common shares surrendered, no taxable income will be realized by the participant at that time, the tax basis of the common shares received will be the same as the tax basis of the common shares surrendered, and the holding period (except for purposes of the one-year period referred to in (iii) above) of the participant in common shares received will include his holding period in the common shares surrendered. To the extent that the number of common shares received exceeds the number of common shares surrendered, no taxable income will be realized by the participant at that time; such excess common shares will be considered Incentive Stock Option stock with a zero basis; and the holding period of the participant in such common shares will begin on the date such common shares are transferred to the participant. If the common shares surrendered were acquired as the result of the exercise of an Incentive Stock Option and the surrender takes place within two years from the date the Incentive Stock Option relating to the surrendered common shares was granted or within one year from the date of such exercise, the surrender will result in a disqualifying disposition and the participant will realize ordinary income at that time in the amount of the excess, if any, of the fair market value at the time of exercise of the common shares surrendered over the basis of such common shares. If any of the common shares received are disposed of in a disqualifying disposition, the participant will be treated as first disposing of the common shares with a zero balance.
      With respect to Nonqualified Stock Options, in general, for federal income tax purposes under present law:

(i)	The grant of a Nonqualified Stock Option by itself, does not result in income to the participant.

(ii)	Except as provided in (v) below, the exercise of a Nonqualified Stock Option (in whole or in part, according to its terms) results in ordinary income to the participant at that time in an amount equal to the excess (if any) of the fair market value of the common shares on the date of exercise over the option price.

(iii)	Except as provided in (v) below, the tax basis of the common shares acquired upon exercise of a Nonqualified Stock Option, which is used to determine the amount of any capital gain or loss on a future taxable disposition of such shares, is the fair market value of the common shares on the date of exercise.

(iv)	No deduction is allowable to the Company upon the grant of a Nonqualified Stock Option but, upon the exercise of a Nonqualified Stock Option, a deduction is allowable to the Company at that time in an amount equal to the amount of ordinary income realized by the participant exercising such Option if the Company deducts and withholds appropriate federal withholding tax.

(v)	With respect to the exercise of a Nonqualified Stock Option and the payment of the option price by the delivery of common shares, to the extent that the number of common shares received does not exceed the number of common shares surrendered, no taxable income will be realized by the participant at that time, the tax basis of the common shares received will be the same as the tax basis of the common shares surrendered, and the holding period of the participant in the common shares received will include his holding period in the common shares surrendered. To the extent that the number of common shares received exceeds the number of common shares surrendered, ordinary income will be realized by the participant at that time in the amount of the fair market value of such excess common shares; the tax basis of such excess common shares will be equal to the fair market value of such common shares at the time of exercise; and the holding period of the participant in such common shares will begin on the date such common shares are transferred to the participant.

      The Company is not entitled to deduct annual remuneration in excess of $1 million (the “Deduction Limitation”) paid to certain of its employees unless such remuneration satisfies an exception to the Deduction Limitation, including an exception for performance-based compensation. Thus, unless Stock Options granted under the Amended and Restated Equity-Based Award Plan satisfy an exception to the Deduction Limitation, the Company’s deduction with respect to Nonqualified Stock Options and Incentive Stock Options with respect to which the holding periods set forth above are not satisfied will be subject to the Deduction Limitation.
      Under Treasury Regulations, compensation attributable to a stock option is deemed to be performance-based compensation or to satisfy the performance-based compensation test if:

“the grant is made by the compensation committee; the plan under which the option ... is granted states the maximum number of shares with respect to which options may be granted during a specified period to any employee; and, under the terms of the option ... the amount of compensation the employee could receive is based solely on an increase in the value of the stock after the date of grant ...”
      If Proposal Two is approved by the shareholders and the Executive Compensation Committee makes the grants, the Company’s deduction with respect to options granted under the Amended and Restated Equity-Based Award Plan would not be subject to the Deduction Limitation.
      The federal income tax information presented herein is only a general summary of the applicable provisions of the Code and regulations promulgated thereunder as in effect on the date of this proxy statement. The actual federal, state, local and foreign tax consequences to the participant may vary depending upon his particular circumstance.
Vote Required for Approval
      Under NYSE regulations and the Code, the affirmative vote of a majority of the votes cast is required to adopt this proposal. Broker non-votes will not be treated as voting on the proposal and, therefore, will not count for or against this proposal.
      The Board of Directors Recommends That the Shareholders Vote FOR the Proposal to Approve the Associated Estates Realty Corporation Amended and Restated 2001 Equity-Based Award Plan.
CORPORATE GOVERNANCE
      The Board of Directors adopted Corporate Governance Guidelines to assist the Board of Directors in the exercise of its responsibilities and to serve the best interests of the Company and its shareholders. A copy of the Company’s Corporate Governance Guidelines is posted on the Company’s website, www.aecrealty.com, under “Investor Relations.”

Codes of Ethics
      Code of Ethics for Senior Financial Officers. The Company has a Code of Ethics for Senior Financial Officers that applies to the principal executive officer, principal financial officer and principal accounting officer or controller (collectively, “Senior Financial Officers”) of the Company. The code requires Senior Financial Officers to act with honesty and integrity; to endeavor to provide information that is full, fair, accurate, timely and understandable in all reports and documents that the Company files with, or submits to, the Securities and Exchange Commission (“SEC”) and other public filings or communications made by the Company; to endeavor to comply faithfully with all laws, rules and regulations of federal, state and local governments and all applicable private or public regulatory agencies; to proactively promote ethical behavior among peers and subordinates in the workplace; and to promptly report to the Audit Committee any violation or suspected violation of the code. The code is posted on the Company’s website, www.aecrealty.com, under “Investor Relations.” Any waiver of any provision of the code granted to a Senior Financial Officer may only be made by the Audit Committee or the Board of Directors, and will be promptly disclosed in a filing on Form 8-K with the SEC or, subject to satisfaction of any condition established by the SEC, posted on the Company’s website.
      Code of Ethics. The Company has a Code of Ethics that applies to all employees, officers and directors of the Company. The Code of Ethics includes provisions covering compliance with laws and regulations, insider trading practices, conflicts of interest, confidentiality, protection and proper use of Company assets, accounting and recordkeeping, corporate opportunities, fair competition and fair dealing, business gifts and entertainment, payments to government personnel, and the reporting of illegal or unethical behavior. The Code of Ethics is posted on the Company’s website at www.aecrealty.com under “Investor Relations.” Any waiver of any provision of the code granted to an executive officer or director may only be made by the Board of Directors or a Committee of the Board authorized to do so and will be promptly disclosed as required by applicable laws or NYSE listing standards.

Independent Directors
      The Board has determined that all of the directors, except for Messrs. Friedman and Milstein, are “independent directors” within the meaning of the NYSE listing standards. Albert T. Adams is a partner in the law firm of Baker & Hostetler LLP, which has provided (and is expected to continue providing) legal services to the Company; however, the Board affirmatively determined that Mr. Adams is an “independent director” within the meaning of the NYSE listing standards and that his relationship with the Company does not interfere with his exercise of independent judgment as a director. James M. Delaney is a consultant to Aon Risk Management Services, which is a vendor of the Company; however, the Board affirmatively determined that Mr. Delaney is an “independent director” within the meaning of the NYSE listing standards and that his relationship with Aon Risk Management Services does not interfere with his exercise of independent judgment as a director.

Executive Session
      Beginning with the December 12, 2002 Board meeting, the non-management directors of the Board have met in executive session without management. In 2004, the non-management directors appointed Richard T. Schwarz as the director to preside over these executive sessions in the future. Prior to 2004, these meetings were chaired by certain non-management members of the Board (Messrs. Adams, Delaney, Mosier, McDonough and Schwarz) on a rotating basis.

What Committees Has the Board Established?
      The Board of Directors has a Nominating and Corporate Governance Committee, an Audit Committee, an Executive Committee, a Finance and Planning Committee and an Executive Compensation Committee. All of the members of the Board’s Audit, Executive Compensation, Finance and Planning, and Nominating and Corporate Governance Committees are independent directors under the NYSE listing standards.

Nominating and Corporate Governance Committee
      Composition of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee, comprised of Messrs. Adams (Chairman), Delaney, Mosier and Schwarz, held two meetings during 2004. Mr. McDonough had been a member and Chairman of the Nominating and Corporate Governance Committee until his retirement in October of 2004, at which time Mr. Adams became Chairman of the committee. This committee was formed to assist the Board of Directors in identifying individuals qualified to become Board members; to recommend Board committee structure, membership and operations; to develop and recommend to the Board a set of effective corporate governance policies and procedures; and to lead the Board in its annual review of the Board’s performance.

      The Nominating and Corporate Governance Committee will consider suggestions forwarded by shareholders to the Secretary of the Company concerning qualified candidates for election as directors. To recommend a prospective nominee for the Nominating and Corporate Governance Committee’s consideration, a shareholder may submit the candidate’s name and qualifications to the Company’s Secretary, Martin A. Fishman, at the following address: 5025 Swetland Court, Richmond Heights, Ohio 44143. The Nominating and Corporate Governance Committee has not established specific minimum qualifications a candidate must have in order to be recommended to the Board of Directors. However, in determining qualifications for new directors, it will consider a potential member’s qualification as independent under the NYSE’s listing standards, as well as age, skill and experience in the context of the needs of the Board of Directors. The Nominating and Corporate Governance Committee will recommend a slate of nominees to the Board of Directors at the annual meeting of the Company’s shareholders. Although the Nominating and Corporate Governance Committee may retain a Board search consultant to supplement the pool of Board candidates, it has not engaged a consultant at this time.
      A current copy of the committee’s charter is available to shareholders on the Company’s website, www.aecrealty.com, under “Investor Relations.”
     Audit Committee
      Composition of the Audit Committee. The Audit Committee is comprised of Messrs. Delaney (Chairman), Gibbons and Schwarz, all of whom are independent as required by Section 10A of the Securities Exchange Act of 1934 and applicable rules of the NYSE. Mr. McDonough had been a member of the Audit Committee until his retirement in October of 2004. Mr. Delaney, a retired partner of Deloitte & Touche LLP, chairs the Committee. The Board has determined that Messrs. Delaney and Gibbons are “financial experts” within the meaning of Item 401 of Regulation S-K under the federal securities laws. The Audit Committee held ten meetings during 2004.
      The Audit Committee is responsible for assisting the Board in overseeing the following primary areas: (i) the integrity of the financial statements of the Company, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the Company’s independent auditor’s qualifications and independence, and (iv) the performance of the Company’s internal audit function and independent auditors.
      A current copy of the committee’s charter is available to shareholders on the Company’s website, www.aecrealty.com, under “Investor Relations.”
     Report of the Audit Committee
      The Audit Committee reviews the Company’s financial reporting practices on behalf of the Board of Directors. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent accountants are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles.
      The Audit Committee has:

•	Reviewed and discussed with the Company’s management and the Company’s independent accountants the audited financial statements of the Company contained in the Annual Report on Form 10-K for the year ended December 31, 2004;

•	Discussed with the Company’s independent accountants the matters required to be discussed pursuant to Statement of Accounting Standards No. 61 (Codification of Statements on Auditing Standards, AU Section 380), which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements; and

•	Received and reviewed the written disclosures and the letter from the Company’s independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with the independent accountants the independent accountants’ independence.

      Based on the reviews and discussions described in the preceding bulleted paragraphs, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2004, be included in the Company’s Annual Report on Form 10-K, filed with the U.S. Securities and Exchange Commission.

Audit Committee
James M. Delaney, Chairman
Michael E. Gibbons
Richard T. Schwarz

Finance and Planning Committee
      Composition of the Finance and Planning Committee. The Finance and Planning Committee, which consists of Messrs. Adams, Milstein, Mosier and Schwarz (Chairman), assists the Board in matters relating to strategic planning and overall debt and capital structure of the Company. The Finance and Planning Committee held four meetings during 2004.
      A current copy of the committee’s charter is available to shareholders on the Company’s website, www.aecrealty.com, under “Investor Relations.”

Executive Committee
      Composition of the Executive Committee. The Executive Committee, which consists of Messrs. Adams, Friedman (Chairman) and Milstein, possesses the power of the Board in the management of the business and affairs of the Company (other than filling vacancies on the Board or any Board committees) during intervals between meetings of the Board. The Executive Committee held four meetings during 2004.

Executive Compensation Committee
      Composition of the Executive Compensation Committee. The members of the Executive Compensation Committee of the Company’s Board of Directors (the “Committee”) are James M. Delaney, Frank E. Mosier (Chairman), and Richard T. Schwarz. Mr. McDonough had been a member of the Executive Compensation Committee until his retirement in October of 2004. The Executive Compensation Committee held five meetings during 2004.
      The Executive Compensation Committee is responsible for assisting the Board in overseeing the following primary areas: (i) reviewing and approving the goals and objectives relevant to the compensation of the Chief Executive Officer and the Company’s other executive officers, (ii) reviewing, at least annually, the Company’s executive and employee compensation plans in light of the Company’s goals and objectives with respect to such plans, (iii) evaluating, on an annual basis, the performance of the Chief Executive Officer in light of the goals and objectives of the Company’s executive compensation plans, and setting his or her compensation level based upon this evaluation, (iv) reviewing and approving salary, incentive payments and long-term compensation to the executive officers of the Company, (v) reviewing and approving grants and awards to the executive officers and other participants under the Company’s equity-based compensation plans, (vi) reviewing and approving compensation for members of the Board and any of its committees, (vii) reviewing and approving any employment agreements and severance agreements to be made with any existing or prospective executive officer of the Company, and (viii) reviewing other human resources programs for broad-based employees as deemed appropriate by the Chief Executive Officer or requested by the Board. In fulfilling its responsibilities, the Executive Compensation Committee has the authority to engage independent advisors and also works closely with the Company’s Vice President of Human Resources.
      A current copy of the committee’s charter is available to shareholders on the Company’s website, www.aecrealty.com, under “Investor Relations.”

Report of the Executive Compensation Committee
What Is the Company’s Philosophy of Executive Officer Compensation?
      Executive compensation decisions are guided by the Company’s commitments to:

•	Create shareholder value and achieve performance objectives;

•	Attract and retain top organizational contributors and link their pay to their ability to influence financial and organizational objectives; and

•	Focus attention on the Company’s current priorities and long-term goals.
What Are the Key Components of Executive Officer Compensation?
      The key components of the Company’s executive compensation program are base salary, annual incentives, longer-term, share-based incentives and retirement and welfare benefits. Each of these components operates within an integrated total compensation program to ensure that executives are compensated equitably. The total compensation mix attributable to the weighting of each of these components will reflect the competitive market and may be adjusted from time to time to best support the Company’s business objectives.
      The integrated total compensation package is intended to compensate the Company’s executive officers between the median and the 75th percentile of the competitive peer group labor market and provide the opportunity for executives to earn incentive-based compensation driven by the accomplishment of performance expectations. The members of the competitive peer group, The Custom Peer Group, are listed on page 21. The Executive Compensation Committee believes the executive compensation program, in total, reflects the competitive market practices of the peer group.

•	Base Salary. Base salary serves as the cornerstone for the executive compensation program and recognizes the relative value that an individual’s contribution brings to the Company. Executives’ base salaries are reviewed annually and adjusted, as appropriate, to reflect changes in the competitive peer group labor market as well as individual performance, range of responsibilities relative to the Company’s business plan, demonstrated competencies, value, contribution to the organization, experience and professional growth and development. Base salary adjustments are also influenced by overall Company performance. Base salary increases for each of the executive officers were approved in 2004.

•	Annual Incentives. Annual incentives emphasize pay for performance and serve as a key means of driving current objectives and priorities. Executives are rewarded for increases in the Company’s short-term financial performance and achievement of established corporate objectives. In 2004, annual incentive opportunities for all officers (including executive officers) were 100 percent linked to performance relative to a company-wide property net operating income (NOI) benchmark. NOI is determined by deducting property operating and maintenance expenses from total property revenues. Target annual incentive opportunities are set at the beginning of each plan year for eligible participants and, for 2004, ranged from 40 percent to 80 percent of base salary for the executive officers. Award payouts are delivered in a combination of cash and restricted shares that vest over a three-year period. Bonuses were paid under the plan for 2004 and such amounts are reflected in the Executive Compensation Table on page 18.

•	Long-Term Incentives. Long-term incentives emphasize pay for performance and are linked to both the longer-term, strategic objectives of the Company and the interests of shareholders. In conjunction with the reformulation of the Company’s strategic plan, which is expected to be finalized in 2005, the Executive Compensation Committee will be formalizing a long-term incentive compensation component of the executive officers’ total compensation package. In 2004, the Executive Compensation Committee approved two equity-based grants to the executive officers in the form of options and restricted share grants. The Executive Compensation Committee believes that equity-based awards serve as an important means of attracting and retaining executives who are in a position to most directly influence the long-term success of the Company. The Executive Compensation Committee also believes that equity-based awards align executives’ interests with those of shareholders by reinforcing the risk of ownership and the importance of providing competitive long-term, total returns to shareholders.

      Long-term incentive compensation is currently delivered through the Equity-Based Incentive Compensation Plan, which expired February 20, 2005 and pursuant to which no additional grants will be made, and the 2001 Equity Incentive Plan. The Board of Directors has approved and submitted for the approval of the shareholders the Amended and Restated Equity-Based Award Plan, which, if adopted, would amend and restate the 2001 Equity Incentive Plan. However, if the Amended and Restated Equity-Based Award Plan is not adopted by the Company’s shareholders, the 2001 Equity Incentive Plan will remain in place. All executive officers are eligible to participate in all of these plans.
      The Company’s equity-based plans provide executive officers and other key employees of the Company the opportunity to earn equity-based incentives including common shares. Awards made under the plans may be in the form of share options, restricted shares or other equity-based awards. Share options are granted at no less than 100 percent of the current fair market value of the Company’s shares on the date of the grant and will only be of value to the extent the Company’s share price increases over time. Generally, share options and restricted share awards will vest in installments over no less than a three-year period. In determining whether and in what amounts to make grants under the plans, the Executive Compensation Committee considers, among other factors, competitive long-term incentive award levels and the scope of responsibility, the anticipated performance and the contribution to the Company of the proposed award recipient.
      The Company’s equity-based plans are administered by the Executive Compensation Committee.

•	Supplemental Executive Retirement Plan. The Company’s Supplemental Executive Retirement Plan (the “SERP”) was adopted by the Board of Directors on January 1, 1997, and is administered by the Executive Compensation Committee. This non-qualified, unfunded, defined contribution plan extends to executive officers of the Company and other officers as recommended by the Chief Executive Officer and approved by the Executive Compensation Committee. The SERP provides for the Company to make a contribution to the account of each of the participating officers at the end of each plan year. The contribution, which is a percentage of eligible earnings (including base salary and payments under the annual incentive plan), is set by the Executive Compensation Committee prior to the beginning of each plan year. The contribution is treated by the Company as an unfunded liability until the benefits are paid. The account balances earn interest each year at a rate that is set by the Executive Compensation Committee prior to the beginning of each plan year. Contributions to the Plan for the 2004 plan year were made at a contribution rate of 6 percent and an earnings rate of 9.4 percent. For 2005, the contribution rate remains at 6 percent and the earnings rate was adjusted to 8.3 percent. Each participant’s SERP account is scheduled to vest when the participant turns 55. Within 30 days of a Change in Control (as defined in the plan), the Company must make a cash contribution to an irrevocable “rabbi trust” in an amount necessary to fully fund the SERP accounts.
How Is the Company’s Chief Executive Officer’s Compensation Determined?
      The base compensation for Jeffrey I. Friedman was established and is administered pursuant to an employment agreement entered into between Mr. Friedman and the Company as of January 1, 1996. The three-year term of the employment agreement is automatically extended for an additional year at the end of each year of the agreement, subject to the right of either party to terminate by giving one year’s prior written notice. Mr. Friedman did receive a base salary adjustment for 2004, consistent with adjustments given to other executive officers. In 2004, Mr. Friedman earned a base salary of $400,000. Mr. Friedman’s employment agreement provides for an annual performance bonus based upon the Company reaching certain financial objectives. For 2004, 100 percent of Mr. Friedman’s performance bonus was based upon annual performance benchmarks tied to NOI, consistent with the annual incentive plan in which the other executive officers participate. Mr. Friedman received a bonus payment in 2004 consistent with this plan.

Executive Compensation Committee
Frank E. Mosier, Chairman
James M. Delaney
Richard T. Schwarz

Summary Compensation Table
      The following table summarizes the compensation earned by or paid to the Company’s Chief Executive Officer and each of the Company’s other named executive officers who served during fiscal year 2004.

				Long-Term Compensation
				Awards
	Annual Compensation
				Restricted	Stock	All Other
	Fiscal			Stock Awards	Options	Compensation
Name and Principal Positions	Year	Salary($)	Bonus($)	($)(1)	(#)(2)	($)(3)

Jeffrey I. Friedman	2004	400,000	247,000	207,761	75,000	102,777
Chairman, President and	2003	376,400	–0–	–0–	–0–	32,700
Chief Executive Officer	2002	376,400	–0–	–0–	–0–	114,721
Martin A. Fishman	2004	231,000	71,379	75,166	15,000	35,759
Vice President, Secretary	2003	210,000	–0–	8,398	–0–	–0–
and General Counsel	2002	210,000	25,200	–0–	–0–	36,179
Lou Fatica	2004	192,500	59,483	62,724	12,750	15,688
Treasurer, Vice President	2003	165,673	–0–	6,002	–0–	2,485
and Chief Financial Officer	2002	150,000	18,000	–0–	–0–	14,172
John T. Shannon	2004	127,885	81,113	117,791	118,750	20,770
Senior Vice President of	2003	–0–	–0–	–0–	–0–	–0–
Operations (4)	2002	–0–	–0–	–0–	–0–	–0–

(1)	On May 7, 2003, grants of 1,402 and 1,002 restricted common shares were awarded respectively to Messrs. Fishman and Fatica. The closing market price of the Company’s common shares on the date of the May grant was $5.99 and these shares vest in one-third annual increments beginning May 7, 2004. On February 26, 2004, grants of 11,919, 5,507 and 4,589 restricted common shares were awarded to Messrs. Friedman, Fishman and Fatica, respectively. The closing market price of the Company’s common shares on the date of the February grant was $8.42 and these shares vest in total on February 26, 2007. Upon his hire on April 5, 2004, a grant of 10,000 restricted common shares was awarded to Mr. Shannon. The closing market price of the Company’s common shares on the date of the April grant was $8.45 and these shares vest in total on April 5, 2007. On August 27, 2004 grants of 2,643, 529, 450 and 661 restricted common shares were awarded to Messrs. Friedman, Fishman, Fatica and Shannon, respectively. The closing market price of the Company’s common shares on the date of the August grant was $9.46 and these shares vest in total on August 27, 2007. On February 23, 2005, grants of 8,323, 2,403, 2,003 and 2,731 restricted common shares were awarded to Messrs. Friedman, Fishman and Fatica, respectively. The closing market price of the Company’s common shares on the date of the February grant was $9.90 and these shares vest in one-third increments beginning February 23, 2006. Dividends are payable on all of the restricted shares.

The number of unvested restricted shares held by Messrs. Friedman, Fishman, Fatica and Shannon as of December 31, 2004, was 22,849, 10,388, 6,385 and 10,661, respectively, and the aggregate value of these restricted shares as of December 31, 2004, was $233,517, $105,654, $65, 255 and $108,955, respectively.

(2)	In conjunction with his employment on April 5, 2004, Mr. Shannon received a non-qualified option grant at an exercise price of $8.45. This grant vests in total on April 5, 2007. On August 27, 2004, all executive officers received a non-qualified option grant at an exercise price of $9.46. These grants vest in one-third annual increments beginning August 27, 2005.

(3)	For 2004, the entry for Mr. Friedman includes an accounting allowance of $10,000; a car allowance of $10,814 and club memberships of $14,612. The entry for Mr. Shannon includes temporary housing in conjunction with his employment relocation in the amount of $13,096. The entries for Messrs. Fatica and Friedman include Company matching contributions under its 401(k) plan of $1,300 and $2,340, respectively. The entries of Messrs. Friedman, Fishman, Fatica and Shannon include SERP contributions and interest accruals on SERP account balances in the amounts of $66,051, $35,758, $13,348 and $7,673, respectively.

(4)	Mr. Shannon was hired April 5, 2004 and was subsequently appointed Senior Vice President of Operations of the Company.

Option Grants in 2004
      Option grants to executive officers named in the Summary Compensation Table during 2004 were as follows:

	Number of Securities	Percent of Total	Exercise or		Grant Date
	Underlying Options	Options Granted to	Base Price	Expiration	Present Value ($)
	Granted (#)(1)	Employees in 2004	($/Sh)	Date	(2)

Jeffrey I. Friedman	75,000	31%	9.46	8/27/2014	84,750
Martin A. Fishman	15,000	6%	9.46	8/27/2014	16,950
Lou Fatica	12,750	5%	9.46	8/27/2014	14,408
John T. Shannon	100,000	42%	8.45	4/5/2014	113,000
John T. Shannon	18,750	8%	9.46	8/27/2014	21,188

(1)	In conjunction with his employment with the Company, Mr. Shannon was granted 100,000 non-qualified options at an exercise price of $8.45. This grant vests in five equal increments beginning on the first anniversary of the date of the grant. On August 27, 2004, all executive officers received a grant of non-qualified options with an exercise price of $9.46. These grants vest in three equal increments beginning on the first anniversary of the date of grant.

(2)	Based on a Black Scholes weighted-average pricing model utilizing a volatility assumption of 29.18% based upon the Company’s historical weekly stock price history from November 1993 through the date of grant, a risk-free rate of return of 3.27%, a dividend yield of 7.55% based upon the weighted average annual dividend yield for 2004 and a term of 5.63 years.
Aggregated Option Exercises in 2004 and 2004 Year-End Option Values
      The following table summarizes the stock options exercised during 2004 by the executive officers named in the Summary Compensation Table and the number and value of options held on December 31, 2004.

Value of
			Number of	Unexercised
			Unexercised	In-the-Money
	Shares		Options at 2004	Options at
	Acquired on	Value	Year-End (#)	2004 Year-End
	Exercise	Realized	Exercisable/	($) Exercisable/
	(#)	($)	Unexercisable	Unexercisable(1)

Jeffrey I. Friedman	–0–	N/A	353,000/429,000	194,098/516,000
Martin A. Fishman	–0–	N/A	124,500/243,000	102,678/317,400
Lou Fatica	–0–	N/A	11,000/112,750	22,915/162,690
John T. Shannon	–0–	N/A	0/118,750	0/191,250

(1)	Based upon a December 31, 2004 closing price of $10.22 per share.
Employment and Severance Agreements
      The Company has an employment agreement with Jeffrey I. Friedman to serve as the Company’s President and Chief Executive Officer. This agreement, dated January 1, 1996, as amended, had an initial term of three years and is automatically extended for an additional year at the end of each year of the agreement, subject to the right of either party to terminate by giving one year’s prior written notice. Under the agreement, Mr. Friedman must devote his entire business time to the Company and may participate in real estate activities only through the Company. In addition, Mr. Friedman is prohibited from competing with the Company for a period of three years following termination of employment. The agreement provides for (i) an annual base salary, which was set at $400,000 in 2004 by the Executive Compensation Committee, (ii) the use of an automobile, (iii) memberships in a golf club and a business club, and (iv) an allowance of up to $10,000 annually for financial planning and tax return preparation service. The agreement provides for an annual performance bonus of up to 100 percent of Mr. Friedman’s annual base salary based on the Company achieving certain benchmarks. If Mr. Friedman’s employment is terminated because of his death or disability, he or his estate will be paid an amount equal to two times his then-current annual base salary plus a prorata portion of the bonus applicable to the calendar year in which the termination occurs. If Mr. Friedman’s employment is terminated for “cause” (as defined in the agreement), he is not entitled to any further compensation. If Mr. Friedman is terminated “without cause” (as defined in the agreement) or upon a Change in Control (defined identically to the change in control provision in the Supplemental Executive Retirement Plan), Mr. Friedman is entitled to severance pay in a lump sum equal to the greater of the amount of unpaid base salary for the then unexpired term of his employment agreement or one year’s base salary at the then effective annual rate of salary, plus, in either case, pro rata bonus amounts and accrued benefits.
      The Company has a policy of paying severance to each of the executive officers named in the Summary Compensation Table if the Company terminates such executive officer without cause other than Mr. Friedman, who has such provisions in his employment agreement. Under the severance policy, upon the executive officer’s termination, he or she will receive as severance compensation an amount equal to one year’s salary, a prorated portion of the executive officer’s bonus, payment of his health benefits for one year and outplacement services. In consideration for this severance compensation, the Company enters into a standard severance agreement and release with the executive officer.

Performance Graph
      A line graph comparing the cumulative total return of a hypothetical investment in the Company’s common shares with the cumulative total return of a hypothetical investment in each of (a) the Standard & Poor’s Composite 500 Index, (b) the NAREIT All Equity REIT Index, and (c) a peer group, shown in the graph as “Custom Peer Group,” of multifamily equity REITs identified by the Company to include those multifamily equity REITs that have equity market capitalization within the range of approximately $400 million to $1.4 billion. The comparison of cumulative total return is based on the respective market prices of each investment on the dates shown below, assuming an initial investment of $100 on December 31, 1999, and the reinvestment of dividends.

	Period Ending

Index	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04

Associated Estates Realty Corporation	100.00	120.06	152.72	126.12	151.88	230.32

S&P 500*	100.00	91.20	80.42	62.64	80.62	89.47

Russell 3000	100.00	92.54	81.94	64.29	84.25	94.32

NAREIT All Equity REIT Index	100.00	126.37	143.97	149.47	204.98	269.70

Custom Peer Group**	100.00	113.94	128.95	120.74	161.45	197.14

*Source: CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago 2005. Used with permission. All rights reserved. crsp.com.
**The Custom Peer Group consists of Associated Estates Realty Corp., Amli Residential Properties, Gables Residential Trust, Home Properties, Inc., Mid-America Apartment, Post Properties, Inc., and Town and Country Trust.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table contains certain information regarding the beneficial ownership of the Company’s common shares as of February 21, 2005, by: (a) the Company’s Chief Executive Officer and the other executive officers named in the Summary Compensation Table; (b) the Company’s directors; (c) each other person (and such person’s address) who is known by the Company to be the beneficial owner of more than five percent of the outstanding common shares (based on information filed with the Securities and Exchange Commission); and (d) the Company’s executive officers and directors as a group. The persons named in the table, except as otherwise described in the notes below, have sole voting power and sole investment power with respect to all common shares set forth opposite their names.

		Number of
		Common Shares
		Subject to Options
	Number of	Currently Exercisable
	Common Shares	or Exercisable	Total Number	Percent of
Name and Address of Beneficial Owner (1)	Beneficially Owned	Within 60 Days	of Shares	Class

Albert T. Adams	2,000	30,000	32,000	*
James M. Delaney	9,394	20,000	29,394	*
Lou Fatica	6,164	11,000	17,164	*
Martin A. Fishman	29,814	124,500	154,314	*
Jeffrey I. Friedman (2)	985,832	353,000	1,338,832	6.79
Mark L. Milstein (3)	1,034,953	15,000	1,049,953	5.33
Robert Milstein (4)	1,368,324	–0–	1,368,324	6.94
Frank E. Mosier	10,094	26,250	36,344	*
Richard T. Schwarz	60,751	26,250	87,001	*
John T. Shannon	13,392	20,000	33,392	*
All Executive Officers and Directors as a Group (9 persons)	3,520,718	626,000	4,146,718	21.03

*	Less than 1%.

(1)	Addresses have been provided only for those individuals having a 5% or greater beneficial ownership interest.

(2)	Includes 374,865 common shares owned of record by Susan M. Friedman, Mr. Friedman’s wife, 5,309 common shares owned beneficially or of record by Mr. Friedman’s child that lives at home with Mr. and Mrs. Friedman, and 18,485 common shares owned beneficially by a trust of which Mr. Friedman is a trustee. The beneficiaries of the trust are certain charities and members of Mr. Friedman’s family. Mr. Friedman’s address is 5025 Swetland Court, Richmond Heights, Ohio 44143.

(3)	Consists of common shares held in a revocable trust of which Mark L. Milstein is the sole trustee. Mr. Milstein’s address is 4350 Renaissance Parkway, Suite D, Warrensville Heights, Ohio 44128.

(4)	Mr. Milstein’s address is 7777 Forest Lane Rd., Suite C618, Dallas, Texas 75230. Mr. Milstein is the brother of Mark L. Milstein and the brother-in-law of Jeffrey I. Friedman.
CERTAIN TRANSACTIONS
      Albert T. Adams, a director of the Company, is a partner of Baker & Hostetler LLP. Baker & Hostetler LLP has been retained by the Company to perform legal services on its behalf, and the Company expects that Baker & Hostetler LLP will continue to provide such services during 2005.
      In May 1997, the independent directors of the Company approved a loan in the aggregate amount of $3,342,000 (the full principal amount of which is currently outstanding) from the Company to Jeffrey I. Friedman, the Company’s Chairman, President and Chief Executive Officer. Mr. Friedman used the proceeds of the loan to purchase 150,000 common shares of the Company from Mark Milstein, a director of the Company. The loan is evidenced by two promissory notes entered into on May 23, 1997. The notes bear interest, payable quarterly, at an interest rate equal to the London Inter-Bank Offered Rate (LIBOR) plus 1.75 percent with the principal due May 1, 2002. On February 21, 2002, the Board of Directors extended the maturity date of these notes to May 1, 2005. For the year ended December 31, 2004, the average interest rate under the notes was 3.3 percent per annum. The loan is secured, in part, by 150,000 common shares of the Company.

      The Company acquired a Noteholder Interest in connection with its Initial Public Offering in 1993. The Noteholder Interest was secured by a limited partnership interest in Winchester Hills I Apartments located in Willoughby Hills, Ohio. The Company declared the notes to be in default because of nonpayment of interest and principal. On July 16, 2004, the Company accepted a 98.999% limited partnership interest in the limited partnership that owns Winchester Hills I Apartments in full satisfaction of all obligations under the notes. In addition, a Company subsidiary acquired the remaining 1.001% general partnership interest in the limited partnership held by the President and CEO Jeffrey I. Friedman and a company controlled by him. The Company subsidiary acquired such partnership interest in return for a promise to pay Mr. Friedman and his controlled company 1.001% of the net sale proceeds derived from any future sale of Winchester Hills I Apartments if and when such sale occurs. The independent members of the Board of Directors approved the terms of the buyout. Following such transactions, the limited partnership that owns Winchester Hills I Apartments was liquidated and as a consequence title to Winchester Hills I Apartments is now wholly vested in the Company.
      University Tower, an apartment community managed by the Company and owned by a limited partnership, in which a corporation owned by Messrs. Friedman and Milstein and other family members have a 1% general partnership interest, paid management and computer fees in the amount of $77,290 to the Company in 2004. Hillwood II, an apartment community managed by the Company and owned by a limited partnership in which Messrs. Friedman and Milstein and other family members own substantially all of the partnership interests, paid management and computer fees to a subsidiary of the Company in the amount of $139,391 in 2004. Garfield Mall, an apartment community managed by a subsidiary of the Company and owned by a general partnership in which Jeffrey I. Friedman, Trustee has a 75% general partnership interest (and in which Messrs. Friedman, Milstein and other family members are the beneficial owners), paid management fees and leasing commissions in the amount of $266,429 to the subsidiary in 2004.
      Merit Painting Services, Inc. (“Merit”), a subsidiary of the Company, was retained by JAS Construction, Inc. (“JAS”) under subcontracts for the performance of certain rehabilitation work at seven properties owned by an unrelated party. JAS is owned by the son of the Company’s Chief Executive Officer. During the year ended December 31, 2004, $5.5 million of revenue from JAS was reported in painting revenues in the Company’s Consolidated Statements of Operations. As of December 31, 2004, $415,455 was still owed Merit and is included in “Accounts and notes receivable affiliates and joint ventures” in the Company’s Consolidated Balance Sheets.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and beneficial owners of more than ten percent of a registered class of the Company’s equity securities to file with the Securities and Exchange Commission and NYSE initial reports of ownership and reports of changes in ownership of common shares and other equity securities of the Company, and such persons are required by the Securities and Exchange Commission regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a). To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company, during the fiscal year ended December 31, 2004 or with respect to such fiscal year, all Section 16(a) filing requirements applicable to its executive officers, directors and ten percent beneficial owners were met.
SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS
      PricewaterhouseCoopers LLP served as the independent public accountants to the Company for 2004, and the Audit Committee and the Company expect that PricewaterhouseCoopers LLP will continue to serve as the independent public accountants for 2005. A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting and will have an opportunity to make a statement, if the representative so desires, and will be available to respond to appropriate questions.
      Audit Fees. The aggregate fees billed for professional services rendered by PricewaterhouseCoopers LLP for the audits of the Company’s annual financial statements for the years ended December 31, 2004 and

2003 and the related reviews of the financial statements included in the Company’s Form 10-Qs filed with the Securities and Exchange Commission during 2004 and 2003 were $524,335 and $327,420, respectively. The 2004 fees include the audit of the Company’s internal control over financial reporting as required by the Public Company Accounting Oversight Board Auditing Standard No. 2, An Audit of Internal Control Over Financial Reporting Performed in Conjunction with An Audit of Financial Statements.
      Audit-Related Fees. The aggregate fees billed for assurance and related services rendered by PricewaterhouseCoopers LLP that are reasonably related to the performance of the audits or reviews of the Company’s financial statements and are not reported under “Audit Fees” above for the years ended December 31, 2004 and 2003 were $104,358 and $29,340, respectively. Audit-related fees consist of fees billed for the following: the review of a separate entity’s financial statements and Sarbanes-Oxley section 404 planning in 2003; mortgage servicing compliance procedures and security count procedures related to the Company’s advisory business in 2004 and 2003; audit procedures performed in conjunction with the Company’s 8.70% Class B Series II Cumulative Preferred Shares offering in 2004; and procedures performed regarding the Company’s Amended and Restated Dividend Reinvestment and Stock Purchase Plan filed with the Securities and Exchange Commission in 2004.
      Tax Fees. The aggregate fees billed for professional services rendered by PricewaterhouseCoopers LLP for tax compliance and tax consulting services for the years ended December 31, 2004 and 2003 were $61,452 and $74,258, respectively, which consisted of $61,452 and $61,258 in tax compliance services, respectively.
      All Other Fees. The aggregate fees billed for other products and services provided by PricewaterhouseCoopers LLP for the years ended December 31, 2004 and 2003 were $0 and $1,512 respectively, relating primarily to software licensing for accounting and professional standards.
      Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors. The Audit Committee pre-approves, on an individual basis, all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services.
      Auditor Independence. The Audit Committee believes that the non-audit services provided by PricewaterhouseCoopers LLP are compatible with maintaining the accountant’s independence. None of the time devoted by PricewaterhouseCoopers LLP on its engagement to audit the Company’s financial statements for the year ended December 31, 2004 was attributable to work performed by persons other than PricewaterhouseCoopers LLP employees.
SHAREHOLDER PROPOSALS FOR 2006 ANNUAL MEETING
      If a shareholder desires to have a proposal included in the Company’s proxy statement and form of proxy for the 2006 annual meeting of shareholders, the proposal must conform to the applicable proxy rules of the Securities and Exchange Commission concerning the submission and content of proposals and must be received by the Company prior to the close of business on November 28, 2005. In addition, if a shareholder intends to present a proposal at the Company’s 2006 annual meeting without the inclusion of the proposal in the Company’s proxy materials and written notice of the proposal is not received by the Company on or before February 11, 2006, proxies solicited by the Board of Directors for the 2006 annual meeting will confer discretionary authority to vote on the proposal if presented at the meeting. Shareholders should submit proposals to the executive offices of the Company, 5025 Swetland Court, Richmond Heights, Ohio 44143, Attention: Secretary. The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.
HOUSEHOLDING
      The Securities and Exchange Commission permits a single set of annual reports and proxy statements to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces mailing and printing costs. A number of brokerage firms have instituted householding. In accordance with a notice sent during 2002 to certain beneficial shareholders who share a single address, only one copy of this proxy statement and the attached annual report will be sent to that address, unless any shareholder residing at that address gave contrary instructions.
      If any beneficial shareholder residing at such an address desires at this time to receive a separate copy of this proxy statement and the attached annual report, a copy can be obtained by calling toll-free 1-800-440-2372, extension 8752, or by writing to Associated Estates Realty Corporation, Investor Relations at 5025 Swetland Court, Richmond Heights, OH 44143. In addition, if any such shareholder wishes to receive a separate proxy statement and annual report in the future, the shareholder should provide such instructions by calling toll-free 1-800-440-2372, extension 8752 or by writing to Associated Estates Realty Corporation, Investor Relations at 5025 Swetland Court, Richmond Heights, OH 44143.
      Also, shareholders that share an address and that receive multiple copies of annual reports or proxy statements can request that only one copy be sent to that address in the future by providing instructions by calling toll-free 1-800-440-2372, extension 8752 or by writing to Associated Estates Realty Corporation, Investor Relations at 5025 Swetland Court, Richmond Heights, OH 44143.
OTHER MATTERS
      Shareholders may send written communications to the Board of Directors, an individual director, to the presiding director of non-management executive sessions, or to the non-management directors as a group by mailing them to the Board of Directors, individual director, presiding director, or group of non-management directors (as applicable), c/o Secretary, Associated Estates Realty Corporation, 5025 Swetland Court, Richmond Heights, OH 44143. All communications will be forwarded to the Board of Directors, individual director, presiding director or group of non-management directors, as applicable, although the Secretary will not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.
      Management does not know of any other matters that will be presented for action at the meeting other than the items referred to in this proxy statement. If any other matters properly come before the meeting, the persons named in the proxy will vote on those matters in accordance with their judgment. For each other item that properly comes before the meeting, the vote required will be determined by applicable law, NYSE requirements and the Company’s governing documents.

APPENDIX 1
ASSOCIATED ESTATES REALTY CORPORATION
AMENDED AND RESTATED EQUITY-BASED AWARD PLAN

I.	Purpose; Definitions.
      The Associated Estates Realty Corporation 2001 Equity-Based Award Plan (the “Treasury Plan”) was adopted by the Company’s Board in December 2000 to enable Associated Estates Realty Corporation and its Subsidiaries to attract, retain and reward employees and directors of the Company and its Subsidiaries and strengthen the mutuality of interests between those employees and directors and the Company’s shareholders by offering the employees and directors equity or equity-based incentives thereby increasing their ownership interest in the Company and enhancing their personal interest in the Company’s success. At the time of its adoption, shareholder approval of the Treasury Plan was not required. The purpose of the Associated Estates Realty Corporation Amended and Restated Equity-Based Award Plan (the “Plan”) is to make available an additional 750,000 Shares reserved for Awards under the Plan and to amend certain terms of the Plan. The Plan as amended and restated will be submitted to the Company’s shareholders for approval.
      For purposes of the Plan, the following terms are defined as follows:

(a) “Affiliate” means any entity (other than the Company and any Subsidiary) that is designated by the board as a participating employer under the Plan.

(b) “Award” means any award of Stock Options, Share Appreciation Rights, Restricted Shares, Deferred Shares or Other Share-Based Awards under the Plan.

(c) “Board” means the Board of Directors of the Company.

(d) “Cause” means, unless otherwise provided by the Committee, (i) “Cause” as defined in any Individual Agreement to which the participant is a party, or (ii) if there is no such Individual Agreement or if it does not define Cause: (A) conviction of the participant for committing a felony under federal law or in the law of the state in which such action occurred, (B) dishonesty in the course of fulfilling the participant’s employment duties, (C) willful and deliberate failure on the part of the participant to perform the participant’s employment duties in any material respect, or (D) prior to a Change in Control, such other events as shall be determined by the Committee. The Committee shall, unless otherwise provided in an Individual Agreement with the participant, have the sole discretion to determine whether “Cause” exists, and its determination shall be final.

(e) “Change in Control” has the meaning set forth in Section 11(b).

(f) “Change in Control Price” has the meaning set forth in Section 11(d).

(g) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(h) “Committee” means the Executive Compensation Committee of the Board of the Company or any other committee authorized by the Board to administer the Plan of which all the members are both Outside Directors and Non-Employee Directors.

(i) “Company” means Associated Estates Realty Corporation, an Ohio corporation, or any successor corporation.

(j) “Deferred Shares” means an Award of the right to receive Shares at the end of a specified deferral period granted pursuant to Section 8.

(k) “Disability” means a permanent and total disability as defined in Section 22(e)(3) of the Code.

(l) “Dividend Equivalent” means a right, granted to a participant under Section 9 hereof, to receive cash, Shares, other Awards or other property equal in value to dividends paid with respect to a specified number of Shares, or other periodic payments.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n) “Fair Market Value” means, as of a given date (in order of applicability): (i) the closing price of a Common Share on the principal exchange on which the Common Shares are then trading, if any, on the day immediately prior to such date, or if Common Shares were not traded on the day previous to such date, then on the next preceding trading day during which a sale occurred; or (ii) if Common Shares are not traded on an exchange but are quoted on NASDAQ or a successor quotation system, (A) the last sale price (if Common Shares are then listed as a National Market Issue under the NASD National Market System) or (B) if Common Shares are not then so listed, the mean between the closing representative bid and asked prices for Common Shares on the day previous to such date as reported by NASDAQ or such successor quotation system; or (iii) if Common Shares are not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for Common Shares, on the day previous to such date, as determined in good faith by the Committee; or (iv) if Common Shares are not publicly traded, the fair market value established by the Committee acting in good faith.

(o) “Incentive Stock Option” means any Stock Option intended to be and designated as, and that otherwise qualifies as, an “Incentive Stock Option” within the meaning of Section 422 of the Code or any successor section thereto.

(p) “Individual Agreement” means an employment or similar agreement between a participant and the Company or one of its Subsidiaries or Affiliates.

(q) “Non-Employee Director” has the meaning set forth under Section 16 of the Exchange Act.

(r) “Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

(s) “Other Share-Based Awards” means an Award granted pursuant to Section 9 that is valued, in whole or in part, by reference to, or is otherwise based on, Shares.

(t) “Outside Director” has the meaning set forth in Section 162(m) of the Code and the regulations promulgated thereunder.

(u) “Plan” means the Associated Estates Realty Corporation Amended and Restated Equity-Based Award Plan, as amended from time to time.

(v) “Potential Change in Control” has the meaning set forth in Section 11(c).

(w) “Restricted Shares” means an Award of Shares that is granted pursuant to Section 7 and is subject to restrictions.

(x) “Section 16 Participant” means a participant under the Plan who is subject to Section 16 of the Exchange Act.

(y) “Share Appreciation Right” means an Award of a right to receive an amount from the Company that is granted pursuant to Section 6.

(z) “Shares” means the Common Shares, without par value, of the Company.

(aa) “Stock Option” or “Option” means any option to purchase Shares (including Restricted Shares and Deferred Shares, if the Committee so determines) that is granted pursuant to Section 5.

(bb) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in that chain.

II.	Administration.
      The Plan shall be administered by the Committee. The Committee shall consist of not less than three directors of the Company, all of whom shall be Outside Directors and Non-Employee Directors. Those directors shall be appointed by the Board and shall serve as the Committee at the pleasure of the Board. The functions of the Committee specified in the Plan shall be exercised by the Board if and to the extent that no Committee exists that has the authority to so administer the Plan.
      The Committee shall have full power to interpret and administer the Plan and full authority to select the individuals to whom Awards will be granted and to determine the type and amount of any Award to be granted to each participant, the consideration, if any, to be paid for any Award, the timing of each Award, the terms and conditions of any Award granted under the Plan, and the terms and conditions of the related agreements that will be entered into with participants. As to the selection of and grant of Awards to participants who are not executive officers of the Company or any Subsidiary or Affiliate, or Section 16 Participants, the Committee may delegate its responsibilities to members of the Company’s management in any manner consistent with applicable law.
      The Committee shall have the authority to adopt, alter and repeal such rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto); to direct employees of the Company or other advisors to prepare such materials or perform such analyses as the Committee deems necessary or appropriate; and otherwise to supervise the administration of the Plan.
      Any interpretation or administration of the Plan by the Committee, and all actions and determinations of the Committee, shall be final, binding and conclusive on the Company, its shareholders, Subsidiaries, Affiliates, all participants in the Plan, their respective legal representatives, successors and assigns, and all persons claiming under or through any of them. No member of the Board or of the Committee or any delegate shall incur any liability for any action taken or omitted, or any determination made, in good faith in connection with the Plan. The Board, the Committee, and anyone to whom the Committee delegates authority to administer the plan, will be indemnified to the extent permitted by law for any action taken or failure to act in connection with the plan.

III.	Shares Subject to the Plan.

A. Aggregate Shares Subject to the Plan. Subject to adjustment as provided in Section 3(c), the total number of Shares reserved and available for Awards under the Plan is 2,250,000 (an additional 750,000 Shares to the 1,500,000 Shares included in the plan as originally adopted). Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares.

B. Forfeiture or Termination of Awards of Shares. If any Shares subject to any Award granted hereunder are forfeited or an Award otherwise terminates or expires without the issuance of Shares, the Shares subject to that Award shall again be available for distribution in connection with future Awards under the Plan as set forth in Section 3(a), unless the participant who had been awarded those forfeited Shares or the expired or terminated Award has theretofore received dividends or other benefits of ownership with respect to those Shares. For purposes hereof, a participant shall not be deemed to have received a benefit of ownership with respect to those Shares by the exercise of voting rights, or by the accumulation of dividends that are not realized because of the forfeiture of those Shares or the expiration or termination of the related Award without issuance of those Shares.

C. Adjustment. In the event of any merger, reorganization, consolidation, recapitalization, share dividend, share split, combination of shares or other change in corporate structure of the Company affecting the Shares, such substitution or adjustment shall be made in the aggregate number of Shares reserved for issuance under the Plan, in the annual award limit, in the number and option price of Shares subject to outstanding options granted under the Plan in the number of Share Appreciation Rights granted under the Plan, in the number of underlying Shares any Dividend Equivalent Rights granted under the Plan will be based on, and in the number of Shares subject to Restricted Share Awards, Deferred Share Awards and any other outstanding Awards granted under the Plan as may be approved by the Committee, in its sole discretion, but the number of Shares subject to any Award shall always be a whole number. Any fractional Shares shall be eliminated.

D. Annual Award Limit. No participant may be granted Stock Options or Share Appreciation Rights under the Plan with respect to an aggregate of more than 125,000 Shares (subject to adjustment as provided in Section 3(c) hereof) during any calendar year; provided, however, that in connection with the commencement of employment, a participant may be granted stock options and Share Appreciation Rights with respect to an aggregate of 100,000 Shares, which will not count against such annual limit.

IV.	Eligibility.
      Grants may be made from time to time to those officers, employees and directors of the Company who are designated by the Committee in its sole and exclusive discretion. Eligible persons may include, but shall not necessarily be limited to, officers and directors of the Company and any Subsidiary or Affiliate; however, Stock Options intended to qualify as Incentive Stock Options shall be granted only to eligible persons while actually employed by the Company, a Subsidiary or an Affiliate. The Committee may grant more than one Award to the same eligible person. No Award shall be granted to any eligible person during any period of time when such eligible person is on a leave of absence. Awards to be granted to directors, which may include members of the Committee, must be approved and granted by the Board.

V.	Stock Options.

A. Grant. Stock Options may be granted alone, in addition to or in tandem with other Awards granted under the Plan or cash awards made outside the Plan. The Committee shall determine the individuals to whom, and the time or times at which, grants of Stock Options will be made, the number of Shares purchasable under each Stock Option, and the other terms and conditions of the Stock Options in addition to those set forth in Sections 5(b) and 5(c). Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

Stock Options granted under the Plan may be of two types which shall be indicated on their face: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options. Subject to Section 5(c), the Committee shall have the authority to grant to any participant Incentive Stock Options, Non-Qualified Stock Options or both types of Stock Options.

B. Terms and Conditions. Options granted under the Plan shall be evidenced by an agreement (“Option Agreements”), shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

Option Price. The option price per share of Shares purchasable under a Non-Qualified Stock Option or an Incentive Stock Option shall be determined by the Committee at the time of grant and shall be not less than 100% of the Fair Market Value of the Shares at the date of grant (or, with respect to an Incentive Stock Option, 110% of the Fair Market Value of the Shares at the date of grant in the case of a participant who at the date of grant owns Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or Subsidiary corporations (as determined under Sections 424(d), (e) and (f) of the Code)).

Option Term. The term of each Stock Option shall be determined by the Committee and may not exceed ten years from the date the Option is granted (or, with respect to an Incentive Stock Option, five years in the case of a participant who at the date of grant owns Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or Subsidiary corporations (as determined under Sections 424(d), (e) and (f) of the Code)).

Exercise. Stock Options shall be exercisable at such time or times and shall be subject to such terms and conditions as shall be determined by the Committee at or after grant; but, except as provided in Section 5(b)(6) and Section 12, unless otherwise determined by the Committee at or after grant, no Stock Option shall be exercisable prior to six months and one day following the date of grant. If any Stock Option is exercisable only in installments or only after specified exercise dates, the Committee may waive, in whole or in part, such installment exercise provisions, and may accelerate any exercise date or dates, at any time at or after grant, based on such factors as the Committee shall determine in its sole discretion.

Method of Exercise. Subject to any installment exercise provisions that apply with respect to any Stock Option, and the six month and one day holding period set forth in Section 5(b)(3), a Stock Option may be exercised in whole or in part, at any time during the Option period, by the holder thereof giving to the Company written notice of exercise specifying the number of Shares to be purchased.
      That notice shall be accompanied by payment in full of the Option price of the Shares for which the Option is exercised, in cash or Shares or by check or such other instrument as the Committee may accept. The value of each such Share surrendered or withheld shall be 100% of the Fair Market Value of the Shares on the date the option is exercised.
      No Shares shall be issued on an exercise of an Option until full payment has been made. Except in connection with the tandem award of Dividend Equivalent Rights, a participant shall not have rights to dividends or any other rights of a shareholder with respect to any Shares subject to an Option unless and until the participant has given written notice of exercise, has paid in full for those Shares, has given, if requested, the representation described in Section 14(a), and those Shares have been issued to the participant.

Non-Transferability of Options. No Stock Option shall be transferable by any participant other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in the Code or the Employment Retirement Income Security Act of 1974, as amended) except that, if so provided in the Option Agreement, the participant may transfer the Option, other than an Incentive Stock Option, during the participant’s lifetime to one or more members of the participant’s family, to one or more trusts for the benefit of one or more of the participant’s family, or to a partnership or partnerships of members of the participant’s family, or to a charitable organization as defined in Section 501(c)(3) of the Code, provided that the transfer would not result in the loss of any exemption under Rule 16b-3 of the Exchange Act with respect to any Option. The transferee of an Option will be subject to all restrictions, terms and conditions applicable to the Option prior to its transfer, except that the Option will not be further transferable by the transferee other than by will or by the laws of descent and distribution.
                Termination of Employment

a.	Termination by Death. Subject to Sections 5(b)(3) and 5(c), if any participant’s employment with the Company or any Subsidiary or Affiliate terminates by reason of death, any Stock Option held by that participant shall become immediately and automatically vested and exercisable. If termination of a participant’s employment is due to death, then any Stock Option held by that participant may thereafter be exercised for a period of two years (or with respect to an Incentive Stock Option, for a period of one year) (or such other period as the Committee may specify at or after grant) from the date of death. Notwithstanding the foregoing, in no event will any Stock Option be exercisable after the expiration of the option period of such Option. The balance of the Stock Option shall be forfeited if not exercised within two years (or one year with respect to Incentive Stock Options).

b.	Termination by Reason of Disability. Subject to Sections 5(b)(3) and 5(c), if a participant’s employment with the Company or any Subsidiary or Affiliate terminates by reason of Disability, any Stock Option held by that participant shall become immediately and automatically vested and exercisable. If termination of a participant’s employment is due to Disability, then any Stock Option held by that participant may thereafter be exercised by the participant or by the participant’s duly authorized legal representative if the participant is unable to exercise the Option as a result of the participant’s Disability, for a period of two years (or with respect to an Incentive Stock Option, for a period of one year) (or such other period as the Committee may specify at or after grant) from the date of such termination of employment; and if the participant dies within that two year period (or such other period as the Committee may specify at or after grant), any unexercised Stock Option held by that participant shall thereafter be exercisable by the estate of the participant (acting through its fiduciary) for the duration of the two-year period from the date of that termination of employment. Notwithstanding the foregoing, in no event will any Stock Option be exercisa-

ble after the expiration of the option period of such Option. The balance of the Stock Option shall be forfeited if not exercised within two years (or one year with respect to Incentive Stock Options).

c.	Termination for Cause. Unless otherwise determined by the Committee at or after the time of granting any Stock Option, if a participant’s employment with the Company or any Subsidiary or Affiliate terminates for Cause, any unvested Stock Options will be forfeited and terminated immediately upon termination and any vested Stock Options held by that participant shall terminate 30 days after the date employment terminates. Notwithstanding the foregoing, in no event will any Stock Option be exercisable after the expiration of the option period of such Option. The balance of the Stock Option shall be forfeited.

d.	Other Termination. Unless otherwise determined by the Committee at or after the time of granting any Stock Option, if a participant’s employment with the Company or any Subsidiary or Affiliate terminates for any reason other than death, Disability, or for Cause all Stock Options held by that participant shall terminate three months after the date employment terminates. Notwithstanding the foregoing, in no event will any Stock Option be exercisable after the expiration of the option period of such Option. The balance of the Stock Option shall be forfeited.

e.	Leave of Absence. In the event a participant is granted a leave of absence by the Company or any Subsidiary or Affiliate to enter military service or because of sickness, the participant’s employment with the Company or such Subsidiary or Affiliate will not be considered terminated, and the participant shall be deemed an employee of the Company or such Subsidiary or Affiliate during such leave of absence or any extension thereof granted by the Company or such Subsidiary or Affiliate. Notwithstanding the foregoing, in the case of an Incentive Stock Option, a leave of absence of more than 90 days will be viewed as a termination of employment unless continued employment is guaranteed by contract or statute.

C. Incentive Stock Options. Notwithstanding Sections 5(b)(5) and (6), an Incentive Stock Option shall be exercisable by (i) a participant’s authorized legal representative (if the participant is unable to exercise the Incentive Stock Option as a result of the participant’s Disability) only if, and to the extent, permitted by Section 422 of the Code and (ii) by the participant’s estate, in the case of death, or authorized legal representative, in the case of Disability, no later than 10 years from the date the Incentive Stock Option was granted (in addition to any other restrictions or limitations that may apply). Anything in the Plan to the contrary notwithstanding, no term or provision of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the participants affected, to disqualify any Incentive Stock Option under that Section 422 or any successor Section thereto.

D. Buyout Provisions. The Committee may at any time buy out for a payment in cash, Shares, Deferred Shares or Restricted Shares an Option previously granted, based on such terms and conditions as the Committee shall establish and agree upon with the participant, but no such transaction involving a Section 16 Participant shall be structured or effected in a manner that would result in any liability on the part of the participant under Section 16(b) of the Exchange Act or the rules and regulations promulgated thereunder.

VI.	Share Appreciation Rights.

A. Grant. Share Appreciation Rights may be granted in connection with all or any part of an Option, either concurrently with the grant of the Option or, if the Option is a Non-Qualified Stock Option, by an amendment to the Option at any time thereafter during the term of the Option. Share Appreciation Rights may be exercised in whole or in part at such times under such conditions as may be specified by the Committee in the participant’s Option Agreement.

B. Terms and Conditions. The following terms and conditions will apply to all Share Appreciation Rights that are granted in connection with Options:

Rights. Share Appreciation Rights shall entitle the participant, upon exercise of all or any part of the Share Appreciation Rights, to surrender to the Company, unexercised, that portion of the underlying Option relating to the same number of Shares as is covered by the Share Appreciation Rights (or the portion of the Share Appreciation Rights so exercised) and to receive in exchange from the Company an amount equal to the excess of (x) the Fair Market Value, on the date of exercise, of the Shares covered by the surrendered portion of the underlying Option over (y) the exercise price of the Shares covered by the surrendered portion of the underlying Option. The Committee may limit the amount that the participant will be entitled to receive upon exercise of the Share Appreciation Right.

Surrender of Option. Upon the exercise of the Share Appreciation Right and surrender of the related portion of the underlying Option, the Option, to the extent surrendered, will not thereafter be exercisable. The underlying Option may provide that such Share Appreciation Rights will be payable solely in cash. The terms of the underlying Option shall provide a method by which an alternative fair market value of the Shares on the date of exercise shall be calculated based on one of the following: (x) the closing price of the Shares on the national exchange on which they are then traded on the business day immediately preceding the day of exercise; (y) the highest closing price of the Shares on the national exchange on which they have been traded during the 90 days immediately preceding the Change in Control; or (z) the greater of (x) and (y).

Exercise. In addition to any further conditions upon exercise that may be imposed by the Committee, the Share Appreciation Rights shall be exercisable only to the extent that the related Option is exercisable, except that in no event will a Share Appreciation Right held by a Section 16 Participant be exercisable within the first six months after it is awarded even though the related Option is or becomes exercisable, and each Share Appreciation Right will expire no later than the date on which the related Option expires. A Share Appreciation Right may be exercised only at a time when the Fair Market Value of the Shares covered by the Share Appreciation Right exceeds the exercise price of the Shares covered by the underlying Option.

Method of Exercise. Share Appreciation Rights may be exercised by the participant giving written notice of the exercise to the Company, stating the number of Share Appreciation Rights the participant has elected to exercise and surrendering the portion of the underlying Option relating to the same number of Shares as the number of Share Appreciation Rights elected to be exercised.

Payment. The manner in which the Company’s obligation arising upon the exercise of the Share Appreciation Right will be paid will be determined by the Committee and shall be set forth in the participant’s Option Agreement. The Committee may provide for payment in Shares or cash, or a fixed combination of Shares or cash, or the Committee may reserve the right to determine the manner of payment at the time the Share Appreciation Right is exercised. Shares issued upon the exercise of a Share Appreciation Right will be valued at their Fair Market Value on the date of exercise.

VII.	Restricted Shares.

A. Grant. Restricted Shares may be issued alone, in addition to or in tandem with other Awards under the Plan or cash awards made outside the Plan. The Committee shall determine the individuals to whom, and the time or times at which, grants of Restricted Shares will be made, the number of Restricted Shares to be awarded to each participant, the price (if any) to be paid by the participant (subject to Section 7(b)), the date or dates upon which Restricted Share Awards will vest, the period or periods within which those Restricted Share Awards may be subject to forfeiture, and the other terms and conditions of those Awards in addition to those set forth in Section 7(b).

The Committee may condition the grant of Restricted Shares upon the attainment of specified performance goals or such other factors as the Committee may determine in its sole discretion.

B. Terms and Conditions. Restricted Shares awarded under the Plan shall be subject to the following terms and conditions and such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable. A participant who receives a Restricted Share Award shall not have any rights with respect to that Award, unless and until the participant has executed an agreement evidencing the Award in the form approved from time to time by the Committee, has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of that Award.

The purchase price (if any) for Restricted Shares shall be determined by the Committee at the time of grant.

Awards of Restricted Shares must be accepted by executing a Restricted Share Award agreement and paying the price (if any) that is required under Section 7(b)(1).

Each participant receiving a Restricted Share Award shall be issued a stock certificate in respect of those Restricted Shares. The certificate shall be registered in the name of the participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to the Award.

The Committee shall require that the stock certificates evidencing the Restricted Shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Shares Award, the participant shall have delivered to the Company a stock power, endorsed in blank, relating to the Shares covered by that Award.

Subject to the provisions of this Plan and the Restricted Share Award agreement, during a period set by the Committee commencing with the date of any Award (the “Restriction Period”), the participant shall not be permitted to sell, transfer, pledge, assign or otherwise encumber the Restricted Shares covered by that Award. The Restriction Period shall not be less than six months and one day in duration (“Minimum Restriction Period”) unless otherwise determined by the Committee at the time of grant. Subject to these limitations and the Minimum Restriction Period requirement, the Committee, in its sole discretion, may provide for the lapse of restrictions in installments and may accelerate or waive restrictions, in whole or in part, based on service, performance or such other factors and criteria as the Committee may determine in its sole discretion.

Except as provided in this Section 7(b)(6) and Section 7(b)(5) and Section 7(b)(7), the participant shall have, with respect to the Restricted Shares awarded, all of the rights of a shareholder of the Company, including the right to vote the Shares and the right to receive any dividends. The Committee, in its sole discretion, as determined at the time of Award, may permit or require the payment of cash dividends to be deferred and subject to forfeiture and, if the Committee so determines, reinvested, subject to Section 14(f), in additional Restricted Shares to the extent Shares are available under Section 3, or otherwise reinvested. Unless the Committee or Board determines otherwise, Share dividends issued with respect to Restricted Shares shall be treated as additional Restricted Shares that are subject to the same restrictions and other terms and conditions that apply to the Shares with respect to which such dividends are issued.

No Restricted Shares shall be transferable by a participant other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in the Code or the Employment Retirement Income Security Act of 1974, as amended) except that, if so provided in the Restricted Shares Agreement, the participant may transfer the Restricted Shares, during the participant’s lifetime to one or more members of the participant’s family, to one or more trusts for the benefit of one or more of the participant’s family, to a partnership or partnerships of members of the participant’s family, or to a charitable organization as defined in Section 501(c)(3) of the Code, provided that the transfer would not result in the loss of any exemption under Rule 16b-3 of the Exchange Act with respect to any Restricted Shares. The transferee of Restricted Shares will be subject to all restrictions, terms and conditions applicable to the Restricted Shares prior to its transfer, except that the Restricted Shares will not be further transferable by the transferee other than by will or by the laws of descent and distribution.

Unless otherwise determined by the Committee at or after the time of granting any Restricted Shares, if a participant’s employment with the Company or any Subsidiary or Affiliate terminates by reason of death, any Restricted Shares held by that participant shall thereafter vest and any restriction shall lapse.

Unless otherwise determined by the Committee at or after the time of granting any Restricted Shares, if a participant’s employment with the Company or any Subsidiary or Affiliate terminates by reason of Disability, any Restricted Shares held by that participant shall thereafter vest and any restriction shall lapse.

Unless otherwise determined by the Committee at or after the time of granting any Restricted Shares, if a participant’s employment with the Company or any Subsidiary or Affiliate terminates for any reason other than death or Disability, the Restricted Shares held by that participant that are unvested or subject to restriction at the time of termination shall thereupon be forfeited.

C. Minimum Value. In order to better ensure that Award payments actually reflect the performance of the Company and service of the participant, the Committee may provide, in its sole discretion, for a tandem performance-based or other award designed to guarantee a minimum value, payable in cash or Shares, to the recipient of a Restricted Share Award, subject to such performance, future service, deferral and other terms and conditions as may be specified by the Committee.

VIII.	Deferred Shares.

A. Grant. Deferred Shares may be awarded alone, in addition to or in tandem with other Awards granted under the Plan or cash awards made outside the Plan. The Committee shall determine the individuals to whom, and the time or times at which, Deferred Shares shall be awarded, the number of Deferred Shares to be awarded to any participant, the duration of the period (the “Deferral Period”) during which, and the conditions under which, receipt of the Shares will be deferred, and the other terms and conditions of the Award in addition to those set forth in Section 8(b).

The Committee may condition the grant of Deferred Shares upon the attainment of specified performance goals or such other factors as the Committee shall determine in its sole discretion.

B. Terms and Conditions. Deferred Share Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

The purchase price for Deferred Shares shall be determined at the time of grant by the Committee. Subject to the provisions of the Plan and the Award agreement referred to in Section 8(b)(9), Deferred Share Awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period. At the expiration of the Deferral Period (or the Elective Deferral Period referred to in Section 8(b)(8), where applicable), stock certificates shall be delivered to the participant, or the participant’s legal representative, for the Shares covered by the Deferred Share Award. The Deferral Period applicable to any Deferred Share Award shall not be less than six months and one day (“Minimum Deferral Period”).

Unless otherwise determined by the Committee at grant, amounts equal to any dividends declared during the Deferral Period with respect to the number of Shares covered by a Deferred Share Award will be paid to the participant currently, or deferred and deemed to be reinvested in additional Deferred Shares, or otherwise reinvested, all as determined by the Committee, in its sole discretion, at or after the time of the Award.

No Deferred Shares shall be transferable by a participant other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in the Code or the Employment Retirement Income Security Act of 1974, as amended) except that, if so provided in the Deferred Shares Agreement, the participant may transfer the Deferred Shares during the participant’s lifetime to one or more members of the participant’s family, to one or more trusts for the benefit of one or more of the participant’s family, to a partnership or partnerships of members of the participant’s family, or to a charitable organization as defined in Section 501(c)(3) of the Code, provided that the transfer would not result in the loss of any exemption under Rule 16b-3 of the Exchange Act with respect to any

Deferred Shares. The transferee of Deferred Shares will be subject to all restrictions, terms and conditions applicable to the Deferred Shares prior to its transfer, except that the Deferred Shares will not be further transferable by the transferee other than by will or by the laws of descent and distribution.

Unless otherwise determined by the Committee at or after the time of granting any Deferred Shares, if a participant’s employment by the Company or any Subsidiary or Affiliate terminates by reason of death, any Deferred Shares held by such participant shall thereafter vest or any restriction shall lapse.

Unless otherwise determined by the Committee at or after the time of granting any Deferred Shares, if a participant’s employment by the Company or any Subsidiary or Affiliate terminates by reason of Disability, any Deferred Shares held by such participant shall thereafter vest or any restriction lapse.

Unless otherwise determined by the Committee at or after the time of granting any Deferred Share Award, if a participant’s employment by the Company or any Subsidiary or Affiliate terminates for any reason other than death or Disability, all Deferred Shares held by such participant which are unvested or subject to restriction shall thereupon be forfeited.

Based on service, performance or such other factors or criteria as the Committee may determine, the Committee may, at or after grant, accelerate the vesting of all or any part of any Deferred Share Award or waive a portion of the Deferral Period for all or any part of such Award, subject in all cases to the Minimum Deferral Period requirement.

A participant may elect to further defer receipt of a Deferred Share Award (or an installment of an Award) for a specified period or until a specified event (the “Elective Deferral Period”), subject in each case to the Committee’s approval and the terms of this Section 8 and such other terms as are determined by the Committee, all in its sole discretion. Subject to any exceptions approved by the Committee, such election must be made at least 12 months prior to completion of the Deferral Period for such Deferred Share Award (or such installment).

Each such Award shall be confirmed by, and subject to the terms of, a Deferred Share Award agreement evidencing the Award in the form approved from time to time by the Committee.

C. Minimum Value Provisions. In order to better ensure that Award payments actually reflect the performance of the Company and service of the participant, the Committee may provide, in its sole discretion, for a tandem performance-based or other Award designed to guarantee a minimum value, payable in cash or Shares to the recipient of a Deferred Share Award, subject to such performance, future service, deferral and other terms and conditions as may be specified by the Committee.

IX.	Other Share-Based Awards.

A. Grant. Other Awards of Shares and other Awards that are valued, in whole or in part, by reference to, or are otherwise based on, Shares, including, without limitation, performance shares, convertible preferred shares, convertible debentures, exchangeable securities, dividend equivalent rights and Share Awards or options valued by reference to Book Value or Subsidiary performance, may be granted alone, in addition to or in tandem with other Awards granted under the Plan or cash awards made outside the Plan.

At the time the Shares or Other Share-Based Awards are granted, the Committee shall determine the individuals to whom and the time or times at which such Shares or Other Share-Based Awards shall be awarded, the number of Shares to be used in computing an Award or which are to be awarded pursuant to such Awards, the consideration, if any, to be paid for such Shares or Other Share-Based Awards, and all other terms and conditions of the Awards in addition to those set forth in Section 9(b). The Committee will also have the right, at its sole discretion, to settle such Awards in Shares, Restricted Shares or cash in an amount equal to then value of the Shares or Other Share-Based Awards.

The provisions of Other Share-Based Awards need not be the same with respect to each participant.

B. Terms and Conditions. Other Share-Based Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

Subject to the provisions of this Plan and the Award agreement referred to in Section 9(b)(5) below, Shares awarded or subject to Awards made under this Section 9 may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the Shares are issued, or, if later, the date on which any applicable restriction, performance, holding or deferral period or requirement is satisfied or lapses. All Shares or Other Share-Based Awards granted under this Section 9 shall be subject to a minimum holding period (including any applicable restriction, performance and/or deferral periods) of six months and one day (“Minimum Holding Period”).

Subject to the provisions of this Plan and the Award agreement and unless otherwise determined by the Committee at the time of grant, the recipient of an Other Share-Based Award shall be entitled to receive, currently or on a deferred basis, interest or dividends or interest or dividend equivalents with respect to the number of Shares covered by the Award, as determined at the time of the Award by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested.

Subject to the Minimum Holding Period, any Other Share-Based Award and any Shares covered by any such Award shall vest or be forfeited to the extent, at the times and subject to the conditions, if any, provided in the Award agreement, as determined by the Committee in its sole discretion.

In the event of the participant’s Disability or death, or in cases of special circumstances, the Committee may, in its sole discretion, waive, in whole or in part, any or all of the remaining limitations imposed hereunder or under any related Award agreement (if any) with respect to any part or all of any Award under this Section 9, provided that the Minimum Holding Period requirement may not be waived, except in case of a participant’s death.

Each Award shall be confirmed by, and subject to the terms of, an agreement or other instrument evidencing the Award in the form approved from time to time by the Committee, the Company and the participant.

Shares (including securities convertible into Shares) issued on a bonus basis under this Section 9 shall be issued for no cash consideration. Shares (including securities convertible into Shares) purchased pursuant to a purchase right awarded under this Section 9 shall bear a price of at least 85% of the Fair Market Value of the Shares on the date of grant. The purchase price of such Shares, and of any Other Share-Based Award granted hereunder, or the formula by which such price is to be determined, shall be fixed by the Committee at the time of grant.

In the event that any “derivative security,” as defined in Rule 16a-1(c) (or any successor thereto) promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, is awarded pursuant to this Section 9 to any Section 16 Participant, such derivative security shall not be transferable other than by will or by the laws of descent and distribution.

C. Dividend Equivalent Rights. A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash distributions that would have been paid on the Shares specified in the Dividend Equivalent Right (or other award to which it relates) if such Shares had been issued to and held by the recipient. A Dividend Equivalent Right may be granted hereunder to any participant as a component of another Award or as a freestanding award.

Terms And Conditions. In addition to the terms and conditions set forth in Section 9(b), Dividend Equivalent Rights shall be subject to the following additional terms and conditions. Dividend Equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional Shares, which may thereafter accrue additional dividend equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment. Dividend Equivalent Rights may be settled in cash or Shares or a combination thereof, in a single installment or installments, all determined in the sole discretion of the Committee. A

Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other Award.

Interest Equivalents. Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide in the Award Agreement for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

Termination of Employment. Except as may otherwise be provided by the Committee either in the Award Agreement or in writing after the Award Agreement is issued, a participant’s rights in all Dividend Equivalent Rights or interest equivalents (other than any accrued but unpaid Dividend Equivalent Rights or interest equivalents) shall automatically terminate upon the date that a participant’s employment with the Company or any Subsidiary or Affiliate terminates for any reason other than death or Disability. Any accrued but unpaid Dividend Equivalent Rights or interest equivalents shall be paid by the Company within three months after the termination of the participant’s employment with the Company or any Subsidiary or Affiliate.

X.	Form and Timing of Payment Under Awards; Deferrals.
      Subject to the terms of the Plan and any applicable Award Agreement (as may be amended pursuant to Section 12 hereof), payments to be made by the Company, a Subsidiary or Affiliate upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Shares, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis; provided, however that settlement in other than Shares must be authorized by the applicable Award Agreement. The settlement of any Award may be accelerated and cash paid in lieu of Shares in connection with such settlement; provided, however that settlement in cash must be authorized by the applicable Award Agreement. The acceleration of any Award that does not result in a cash settlement must also be authorized by the applicable Award Agreement. Installment or deferred payments may be required by the Committee or permitted at the election of the participant on terms and conditions approved by the Committee, including without limitation the ability to defer awards pursuant to any deferred compensation plan maintained by the Company, a Subsidiary or Affiliate. Payments may include, without limitation, provisions for the payment or crediting of a reasonable interest rate on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Shares.

XI.	Change In Control Provision.

A. (a) Impact of Event. Notwithstanding any other provisions hereof or in any agreement to the contrary, in the event of: (1) a “Change in Control” as defined in Section 11(b) or (2) a “Potential Change in Control” as defined in Section 11(c), the following acceleration and valuation provisions shall apply:

Any Stock Options awarded under the Plan not previously exercisable and vested shall become fully exercisable and vested;

Any Share Appreciation Rights shall become immediately exercisable;

The restrictions applicable to any Restricted Share Awards, Deferred Shares and Other Share-Based Awards shall lapse and such Shares and Awards shall be deemed fully vested; and

The value of all outstanding Awards, in each case to the extent vested, shall, unless otherwise determined by the Committee in its sole discretion at or after grant but prior to any Change in Control or Potential Change in Control, be cashed out on the basis of the “Change in Control Price” as defined in

Section 11(d) as of the date such Change in Control or such Potential Change in Control is determined to have occurred.

B. Definition of Change in Control. For purposes of Section 11(a), a “Change in Control” means the occurrence of any of the following: (i) the Board or shareholders of the Company approve a consolidation or merger in which the Company is not the surviving corporation, the sale of substantially all of the assets of the Company, or the liquidation or dissolution of the Company; (ii) any person or other entity (other than the Company or a Subsidiary or any Company employee benefit plan (including any trustee of any such plan acting in its capacity as trustee)) purchases any Shares (or securities convertible into Shares) pursuant to a tender or exchange offer without the prior consent of the Board of Directors, or becomes the beneficial owner of securities of the Company representing 20% or more of the voting power of the Company’s outstanding securities; or (iii) during any two-year period, individuals who at the beginning of such period constitute the entire Board of Directors cease to constitute a majority of the Board of Directors, unless the election or the nomination for election of each new director is approved by at least two-thirds of the directors then still in office who were directors at the beginning of that period.

C. Definition of Potential Change in Control. For purposes of Section 11(a), a “Potential Change in Control” means the happening of any one of the following:

The approval by the shareholders of the Company of an agreement by the Company, the consummation of which would result in a Change in Control of the Company as defined in Section 11(b); or

The acquisition of beneficial ownership, directly or indirectly, by any entity, person or group (other than the Company or a Subsidiary or any Company employee benefit plan (including any trustee of any such plan acting in its capacity as trustee)) of securities of the Company representing 5% or more of the combined voting power of the Company’s outstanding securities and the adoption by the Board of a resolution to the effect that a Potential Change in Control of the Company has occurred for purposes of this Plan.

D. Change in Control Price. For purposes of this Section 11, “Change in Control Price” means the highest price per share paid in any transaction reported on the New York Stock Exchange Composite Index (or, if the Shares are not then traded on the New York Stock Exchange, the highest price paid as reported for any national exchange on which the Shares are then traded) or paid or offered in any bona fide transaction related to a Change in Control or Potential Change in Control of the Company, at any time during the 60-day period immediately preceding the occurrence of the Change in Control (or, when applicable, the occurrence of the Potential Change in Control event), in each case as determined by the Committee.

XII.	Amendments and Termination.
      The Board may at any time, amend, alter or discontinue the Plan, but no such amendment, alteration or discontinuation shall be made that would (i) impair the rights of a participant under an Award theretofore granted, without the participant’s consent or (ii) require shareholder approval under any applicable law or regulation (including any applicable regulation of an exchange on which the Shares are traded), unless such shareholder approval is received. The Company shall submit to the shareholders of the Company, for their approval, any amendments to the Plan required pursuant to Section 162(m) of the Code or that would materially increase the benefits accruing to participants under the Plan or the number of Shares subject to the Plan so long as such approval is required by law or regulation (including any applicable regulation of an exchange on which the Shares are traded).
      The Committee may at any time, in its sole discretion, amend the terms of any Award, but (i) no such amendment shall be made that would impair the rights of a participant under an Award theretofore granted, without the participant’s consent; (ii) no such amendment shall be made that would make the applicable exemptions provided by Rule 16b-3 under the Exchange Act unavailable to any Section 16 Participant holding the Award without the participant’s consent and (iii) no such amendment shall be made if it would be deemed to be a “repricing” as defined under Item 402(i)(1) of Regulation S-K.
      Notwithstanding the above provisions, the Board shall have all necessary authority to amend the Plan, clarify any provision or to take into account changes in applicable securities and tax laws and accounting rules, as well as other developments.
XIII.     Unfunded Status of Plan.
      The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payment not yet made to a participant by the Company, nothing contained herein shall give that participant any rights that are greater than those of a general creditor of the Company.
XIV.     General Provisions.

A. The Committee may require each participant acquiring Shares pursuant to an Award under the Plan to represent to and agree with the Company in writing that the participant is acquiring the Shares without a view to distribution thereof. The certificates for any such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

All Shares or other securities delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any certificate for any such Shares to make appropriate reference to those restrictions.

B. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

C. Neither the adoption of the Plan, nor its operation, nor any document describing, implementing or referring to the Plan, or any part thereof, shall confer upon any participant under the Plan any right to continue in the employ, or as a director, of the Company or any Subsidiary or Affiliate, or shall in any way affect the right and power of the Company or any Subsidiary or Affiliate to terminate the employment, or service as a director, of any participant under the Plan at any time with or without assigning a reason therefor, to the same extent as the Company or any Subsidiary or Affiliate might have done if the Plan had not been adopted.

D. For purposes of this Plan, a transfer of a participant between the Company and any Subsidiary or Affiliate shall not be deemed a termination of employment.

E. No later than the date as of which an amount first becomes includable in the gross income of the participant for federal income tax purposes with respect to any Award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any federal, state or local taxes or other items of any kind required by law to be withheld with respect to that amount. Subject to the following sentence, unless otherwise determined by the Committee, withholding obligations may be settled with Shares, including unrestricted Shares previously owned by the participant or Shares that are part of the Award that gives rise to the withholding requirement. Notwithstanding the foregoing, any right by a Section 16 Participant to elect to settle any tax withholding obligation with Shares that are part of an Award must be set forth in the agreement evidencing that Award or be approved by the Committee in its sole discretion. The obligations of the Company under the Plan shall be conditional on those payments or arrangements and the Company and its Subsidiaries and Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise payable to the participant.

F. The actual or deemed reinvestment of dividends or dividend equivalents in additional Restricted Shares (or in Deferred Shares or other types of Awards) at the time of any dividend payment shall be permissible only if sufficient Shares are available under Section 3 for reinvestment (taking into account then outstanding Stock Options).

G. The Plan, all Awards made and actions taken thereunder and any agreements relating thereto shall be governed by and construed in accordance with the laws of the State of Ohio.

H. All agreements entered into with participants pursuant to the Plan shall be subject to the Plan.

I. The provisions of Awards need not be the same with respect to each participant.

XV.     Shareholder Approval; Effective Date of Plan.
      The plan was originally adopted by the Board in December 2000. This amendment and restatement was adopted by the Board on February 23, 2005 and is subject to approval by the holders of the Company’s outstanding Shares, in accordance with applicable law. If the amended and restated plan is not so approved within twelve (12) months after the date such amendment and restatement was adopted by the Board of Directors, the plan, as originally adopted, will remain in full force and effect.
XVI.     Term of Plan.
      No Award shall be granted pursuant to the Plan on or after February 23, 2015, but Awards granted prior to that date may extend beyond that date.

DETACH HERE

ASSOCIATED ESTATES REALTY CORPORATION
This Proxy is Solicited on Behalf of the Board of Directors
    The undersigned hereby appoints Jeffrey I. Friedman and Martin A. Fishman, and each of them, the attorneys and proxies of the undersigned with full power of substitution to vote, as indicated herein, all the Common Shares of Associated Estates Realty Corporation held of record by the undersigned on March 18, 2005, at the Annual Meeting of Shareholders to be held on May 4, 2005, or any adjournment thereof, with all the powers the undersigned would possess if then and there personally present.
1. ☐ FOR or ☐ WITHHOLD AUTHORITY to vote (except as marked to the contrary below) for the election of each of the nominees for director listed below:
Albert T. Adams, James M. Delaney, Jeffrey I. Friedman, Michael E. Gibbons,
Mark L. Milstein, Frank E. Mosier and Richard T. Schwarz

(INSTRUCTION:	To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below)

2. To APPROVE the Associated Estates Realty Corporation Amended and Restated 2001 Equity-Based Award Plan.

☐ FOR ☐ AGAINST ☐ ABSTAIN
3. In their discretion, to vote upon such other business as may properly come before the meeting.
(Continued on reverse side)

Associated Estates Realty Corporation
c/o National City Bank
Corporate Trust Operations
Locator 5352
P.O. Box 92301
Cleveland, OH 44101-4301

DETACH HERE

(Continued from other side)
        This proxy when properly executed will be voted as specified by the shareholder. If no specifications are made, the proxy will be voted to elect the nominees described in item 1 above and “For” item 2 above.
     Receipt of Notice of Annual Meeting of Shareholders and the related Proxy Statement dated March 28, 2005, is hereby acknowledged.

Dated , 2005

Signature

Signature (if held jointly)

Please sign as your name appears hereon. If shares are held jointly, all holders must sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.